Exhibit 10.1

EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24b-2

COLLABORATION AND LICENSE AGREEMENT

between

ISIS PHARMACEUTICALS, INC.

and

ORTHO MCNEIL, INC.

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is made and entered into this September 12, 2007 (the “Execution Date”), by and between Ortho McNeil, Inc., a New Jersey Corporation (“OMI”) having a place of business at 1000 US Route 202, Raritan, New Jersey, 08869 and Isis Pharmaceuticals, Inc., a Delaware Corporation (“Isis”) having a place of business at 1896 Rutherford Road, Carlsbad, California 92008. OMI and Isis each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

WHEREAS, Isis possesses certain patent rights, know-how and technology with respect to certain oligonucleotide based therapeutic compounds;

WHEREAS, Isis and OMI each desire to collaborate (the “Collaboration”) to conduct:

•                                                                  a Development Program to advance ISIS 325568 and ISIS 377131 through human clinical trials and ultimately Commercialize them as Products; and

•                                                                  a Research Program to (i) [***] and (ii) at OMI’s option [***], in each case for OMI to advance into human clinical trials and ultimately Commercialize as Products.

WHEREAS, OMI will have exclusive rights to ISIS 325568 and ISIS 377131 and Products in the Research Program and (unless otherwise specified in the R&D Plan) will be solely responsible for the clinical development and Commercialization of Products worldwide, in each case on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties do hereby agree as follows.

ARTICLE 1 - DEFINITIONS

The terms used in this Agreement with initial letters capitalized, whether used in the singular or the plural, will have the meaning set forth in APPENDIX 1, or if not listed in APPENDIX 1, the meaning designated in places throughout the Agreement.

ARTICLE 2 -
GRANT OF RIGHTS; EXCLUSIVITY

Section 2.1                                                                                   License Grants to OMI.

(a)                                                                                                                                  Exclusive License. Subject to the terms and conditions of this Agreement, Isis hereby grants to OMI a worldwide, exclusive license, with the right to grant sublicenses as set forth in Section 2.2(a) below, under the Product Specific Patents and Product Specific Know-How to research, develop, make, have made, use, gain regulatory approval, commercialize, sell, offer for sale, have sold, export and import Compounds and Products for all uses.

(b)                                                                                                                                 Nonexclusive License. Subject to the terms and conditions of this Agreement and the limitations set forth in Section 2.4 below, Isis hereby grants to OMI a worldwide, nonexclusive license, with the right to grant sublicenses as set forth in Section 2.2 below, under the Isis Know-How, Isis Program Patents, the Isis Core Technology Patents and the Isis Manufacturing and Analytical Patents to research, develop, make, have made, use, gain regulatory approval, commercialize, sell, offer for sale, have sold, export and import Compounds and Products for all uses.

(c)                                                                                                                                  Nonexclusive License to Manufacturing Improvements. Subject to the terms and conditions of this Agreement, the Parties grant to each a nonexclusive license to those Manufacturing Improvements provided in Sections 4.7.1 and 4.7.2, subject to the terms and restrictions set forth therein.

Section 2.2                                                                                   Sublicenses.

(a)                                                                                                                                  All Sublicenses. The licenses granted to OMI under Section 2.1 are sublicensable only in connection with a sublicense of a Compound or Product to any Affiliate of OMI or to any Third Party, in each case for the continued Research, Development and Commercialization of such Compound or Product in accordance with the terms of this Agreement.

(b)                                                                                                                                 Isis Manufacturing and Analytical Technology. In addition, OMI (or its Affiliate or Licensee) may only sublicense the Isis Manufacturing and Analytical Technology, if OMI (or its Affiliate or Licensee) (i) uses appropriate precautions and includes provisions in such sublicense to protect the Isis Know-How or Product Specific Know-How such that the sublicensee will not use any Isis Know How or Product Specific Know-How to manufacture any other compounds or products for Third Parties and (ii) promptly notifies Isis in writing specifically identifying the Isis Manufacturing and Analytical Technology to be disclosed to such Third Party and identifying by name such Third Party. At Isis’ reasonable request, OMI will enforce the provisions contemplated by clause (i) above against any sublicensee who is in breach of such provisions.

Section 2.3                                                                                   Exclusivity. During the Collaboration Term and continuing thereafter so long as the exclusive license granted to OMI under Section 2.1(a) is in effect and subject to the limitations set forth in Section 2.4 below, Isis agrees that it will not work independently of this Agreement for itself or any Third Party (including the grant of any license to any Third Party) with respect to discovery, research, development and/or commercialization activities with respect to ASOs whose primary mechanism of action is through its hybridization to  Collaboration Gene Target mRNA or pre-mRNA or products containing such ASOs. Isis agrees that it will not work with a Third Party on research and development relating to (i) a Collaboration Gene Target or (ii) during the Research Term, a gene target that is part of the Target Pool, in each case, unless such work is conducted in performance of the R&D Plan.

Section 2.4                                                                                   License Conditions; Limitations.

(a)                                                                                                                                  During the Research Term, in order to maintain the license granted to OMI under Section 2.1, OMI must meet its obligations to fund and perform its obligations under the Research Program and Development Program in accordance with Section 3.5 and 6.2. If OMI fails to meet such obligations, Isis will have the right, consistent with and pursuant to the provisions of Section 10.3, to terminate the Agreement, including the licenses granted to OMI under Section 2.1.

(b)                                                                                                                                 After the expiration of the Collaboration Term, in order to maintain the license granted to OMI under Section 2.1, on a Compound-by-Compound or Product-by-Product basis, OMI must meet its obligations to use Commercially Reasonable Efforts under Section 5.1 for the applicable Compound or Product. If OMI fails to meet its obligations to use Commercially Reasonable Efforts under Section 5.1 for a particular Compound or Product, Isis will have the right, consistent with and pursuant to the provisions of Section 10.4, to terminate the Agreement with respect to such Compound or Product, including the licenses granted to OMI under Section 2.1.

(c)                                                                                                                                  The nonexclusive license and exclusivity granted under Section 2.1(b) and 2.3 are subject to and limited by the (i) Isis In-License Agreements and (ii) Prior Third Party Agreements, each as listed in APPENDIX 6 attached hereto.

(d)                                                                                                                                 In addition, notwithstanding any other provision of this Agreement, Isis retains the right to grant Permitted Licenses.

ARTICLE 3 -
COLLABORATION

Section 3.1                                                                                   Objective. The Parties will collaborate in carrying out a program to Develop Compounds directed to the Collaboration Gene Targets and ultimately Commercialize them as Products. The Development Program is outlined in the R&D Plan and includes the conduct of the [***] for GCGR and the [***] for GCCR (the “Development Program”). In addition, the Parties will collaborate in carrying out a research program to (i) [***] and (ii) at OMI’s option, to [***] as provided for in the R&D Plan  (the “Research Program”).

Section 3.2                                                                                   R&D Plan. The Collaboration will be carried out in accordance with a written research and development plan (the “R&D Plan”) and corresponding written research and development budget (the “R&D Budget”). The initial R&D Plan and R&D Budget, that have been agreed to by the Parties as of the Effective Date (as evidenced by separate signature of each Party on the cover page of the R&D Plan) are hereby incorporated by reference into this Agreement. The purpose of the R&D Plan is to detail the responsibilities and activities of Isis and OMI with respect to carrying out the Research Program and the Development Program. The R&D Plan will include a description of the specific activities to be performed by the Parties in support of the Collaboration, the estimated number of Isis FTEs to perform such activities and projected timelines for completion of such activities. The R&D Plan will include a list of subcontractors and consultants that Isis plans to use to fulfill its obligations under the R&D Plan. The R&D Budget will contain the estimated costs ([***]) associated with the tasks outlined in the R&D Plan. The R&D Plan and R&D Budget may only be amended with the unanimous approval of the R&D Committee (as permitted by the R&D Committee Charter). The R&D Plan and R&D Budget will be updated and amended from time to time, but at least annually. Therefore, [***] of each year of the Collaboration Term ([***]), the R&D Committee will review and update the R&D Plan and R&D Budget. In the event that the Parties cannot agree to updates or amendments to the R&D Plan and R&D Budget, the Parties will first pursue the dispute resolution provisions of the [***] APPENDIX 5 and thereafter follow the provisions of section 14.4.1.

Section 3.3                                                                                   Collaboration Term.

3.3.1                                                                                                                     The Development Program will begin on the Effective Date and will end [***] from the Effective Date (the “Development Program Term”). In the event that Isis has not completed its responsibilities under the Development Program within the Development Program Term, OMI, at its sole discretion, may elect to take sole responsibility for the Development of Compounds and Isis will cooperate fully in the transfer of data, protocols and the like to facilitate OMI’s activities. The Research Program will be carried out during the period following the Effective Date and ending on the [***] of the Effective Date (the “Research Term”).

3.3.2                                                                                                                     OMI will have the option to extend the Research Term for [***] of the Effective Date unless extended per Section 3.3.4 or 3.6.2. For each extension of the Research Term, the Parties will negotiate in good faith a mutually agreed amendment and restatement of the R&D Plan and R&D Budget. For each extension, if the Parties fail to reach agreement on a mutually agreed amendment and restatement of the R&D Plan and R&D Budget by the end of the then effective Research Term, there will be no further extension to that Research Term.

3.3.3                                                                                                                     In order to exercise its option to extend the Research Term, OMI must provide Isis a written notice exercising OMI’s right to extend the Research Term at least [***]s prior to the scheduled expiration of the Research Term. If OMI does not provide such written notice, the Research Term will end when scheduled. In addition, no earlier than the [***] prior to the scheduled expiration of the Research Term, Isis may request in writing from OMI a nonbinding, good faith indication of whether or not OMI intends to extend the Research Term. In such event, OMI will provide such nonbinding, good faith indication to Isis at least [***] prior to the scheduled expiration of the Research Term.

3.3.4                                                                                                                     In addition, if a new gene target is designated a Selected Gene Target, as defined in Section 3.6 of this Agreement the Parties will negotiate in good faith an amendment and restatement of the R&D Plan and R&D Budget, including if necessary an extension of the Research Term to allow for completion of the planned Research on such new Selected Gene Target. If no agreement is reached on the amendment and restatement of the R&D Plan and R&D Budget under this Section 3.3.4 then the R&D Plan proposed by OMI will take effect; however, in no event will Isis be required to allocate resources from the current R&D Plan for the benefit of the amendment and restatement of the R&D Plan and R&D Budget. In any event, if Isis does not wish to participate in a Development Program for the Selected Gene Target, OMI may, at its sole option, continue to work on the Selected Gene Target through the end of the Development Program Term and proceed consistent with the provisions of Section 3.6.6.

Section 3.4                                                                                   R&D Committee. The Parties will establish and maintain a joint research and development committee (the “R&D Committee”) to oversee the conduct of the Collaboration, including, but not limited to approving any changes to the R&D Plan and R&D Budget. The R&D Committee will be established, operated and governed in accordance with the policies and procedures set forth in APPENDIX 5 attached hereto [***] may be amended with the unanimous approval of the R&D Committee members.

As needed, the R&D Committee will establish subcommittees and working groups that will report to the R&D Committee to further the objectives of the Collaboration.

The R&D Committee and any subcommittees and working groups established by the R&D Committee will dissolve at the end of the Collaboration Term.

Section 3.5                                                                                   Collaboration Staffing; Funding; and Resources.

3.5.1                                                                                                                     Staffing. OMI will fund at the FTE Rate, and Isis will supply, Isis FTEs during the Collaboration Term to perform activities in support of and in accordance with the then-current R&D Plan.

3.5.2                                                                                                                     Funding; Expenses.

(a)                                                                                                                                  Within [***] of receipt of invoice from Isis in the form provided as APPENDIX 7, but not sooner than the Effective Date, OMI will pay Isis $[***] to reimburse Isis for the [***]. In addition, OMI will reimburse Isis for any [***] (such reimbursements to be added to and paid for under the invoice under Section 3.5.2(b) below).

(b)                                                                                                                                 Within [***] of receipt of an invoice from Isis in the form provided as APPENDIX 7, but not sooner than the Effective Date, OMI will pay Isis for the OMI-funded Isis FTEs assigned to the R&D Plan in accordance with Section 3.5.1 for the period of time commencing on the Effective Date and ending on the last day of the Third Calendar Quarter of [***].

(c)                                                                                                                                  Thereafter, no earlier than [***] before the [***] of any Calendar Quarter during the Collaboration Term, Isis will invoice OMI in the form provided as APPENDIX 7, and within [***] of receipt of such invoice from Isis, OMI will pay Isis for the OMI-funded Isis FTEs assigned to the R&D Plan in accordance with Section 3.5.1 for such Calendar Quarter (a prorated amount will be payable for any portion of a Calendar Quarter). Such FTE payment obligation of OMI will be subject to Isis providing such qualified FTE scientists. No later than [***] following the end of each Calendar Quarter, Isis will provide OMI with a report of the number of FTEs assigned to the Collaboration with a summary of their activities. Any overpayment by OMI may be applied by OMI to the funding of Isis FTEs in a subsequent Calendar Quarter.

(d)                                                                                                                                 Isis will bear its own costs, including costs related to research supplies, consumables and [***], in performing its obligations under the R&D Plan, provided that OMI will reimburse Isis for (i) [***] expenses identified in the R&D Budget (“Program Costs”) and

(ii) the costs of [***]. The Program Costs may include, for example, [***], but will not include routine laboratory supplies. For each project under the R&D Plan, the R&D Committee will set a budget for the Program Costs. At the end of each Calendar Quarter during the Research Term, Isis will invoice OMI in the form provided as APPENDIX 7 for the Program Costs incurred during such Calendar Quarter, provided, however, that (x) for any particular item of such cost in excess of [***] of the amount allocated for such item in the budget will require the written approval of OMI prior to being incurred and (y) OMI will not be responsible for payment for those items of such cost in excess of [***] of the amount allocated for such item in the budget that are incurred by Isis without OMI’s prior written consent (which consent can be made by the R&D Committee, as evidenced by written minutes). OMI will pay any correct invoices within [***] after receipt thereof. Notwithstanding the foregoing, in no event shall the R&D Budget exceed [***] of the budgeted costs in a Calendar Quarter without the R&D Committee’s approval, except to the extent any Program Costs specifically allocated to a different Calendar Quarter in the R&D Budget are actually incurred in the Calendar Quarter in question.

Section 3.6                                                                                   Target Pool. The Target Pool, as defined herein (“Target Pool”),  identifies up to [***] gene targets including the gene targets selected for collaborative Research, Development and Commercialization under the Research Program (each such gene target is a “Selected Gene Target”). The number of Selected Gene Targets is initially limited to [***], but this limit may be increased as contemplated by clause (iii) of Section 3.6.2 below or upon mutual written agreement of the Parties. The gene targets that are part of the Target Pool (including which of such gene targets are the Selected Gene Targets and whether such gene target is in “Stage 1” or “Stage 2” under the R&D Plan) will be listed on APPENDIX 12, which may be updated from time to time by the Parties in accordance with this Agreement. OMI will have [***] following the Effective Date to designate the initial gene targets it wants to place in the Target Pool. In addition, OMI, at a minimum, must select the first [***] Selected Gene Targets on or before the Effective Date.

3.6.1                                                                                                                     Target Substitution Procedures. At any time during the Research Term the Parties may mutually agree in writing to substitute and replace a gene target from the Target Pool for an existing Selected Gene Target. In addition, OMI can unilaterally (i.e. without Isis’ agreement) substitute a gene target from the Target Pool for an existing Selected Gene Target at any time during the Research Term; provided however, that OMI is only allowed one such unilateral substitution in any [***] period unless OMI is making a substitution pursuant to an Inquiry Response under Section 3.6.2 below or OMI is substituting to replace a Selected Gene Target for which OMI has Designated a Clinical Candidate (collectively, the “Substitution Conditions”). OMI will provide Isis with written notice of its intent to substitute, indicating which Selected Gene Target it wishes to substitute out and which new gene target from the Target Pool (the “Proposed Substitution Target”) it wishes to substitute in. Provided OMI has satisfied the Substitution Conditions, at such time, the Proposed Substitution Target will become a Selected Gene Target and the gene target substituted out will no longer be considered part of the Target Pool or a Collaboration Gene Target, Isis’ obligations (including but not limited to Section 2.3) and OMI’s licenses under this Agreement with respect to such gene target and any ASOs targeting such gene targets will terminate. In such event, OMI will be able to add a new gene target to the Target Pool in accordance with Section 3.6.3 below.

3.6.2                                                                                                                     Third Party Inquiries. If during the Research Term, Isis receives a [***] from a Third Party to obtain a license from or collaborate with Isis regarding a gene target that is in the Target Pool but is not a Selected Gene Target (a “Requested Target”), Isis will promptly notify OMI in writing regarding such request (without any requirement to identify such Third Party) (an “Inquiry Notice”). OMI will have [***] from receiving an Inquiry Notice to notify Isis in writing whether OMI wishes to (i) remove such Requested Target from the Target Pool, (ii) substitute out a Selected Gene Target for such Requested Target in accordance with Section 3.6.1 above, or (iii) mutually agree with Isis upon an appropriate expansion to the R&D Plan and

R&D Budget such that the R&D Plan includes such Requested Target as a [***] (or [***], as the case may be) Selected Target (each such notice, an “Inquiry Response”). If OMI provides Isis with an Inquiry Response contemplated by subpart (i) above or fails to provide Isis with an Inquiry Response within [***] of receiving an Inquiry Notice, the Requested Target will no longer be part of the Target Pool, will no longer be considered a Collaboration Gene Target, Isis’ obligations under this Agreement with respect to such Requested Target (including but not limited to Section 2.3) will terminate and OMI will be able to add a new gene target to the Target Pool in accordance with Section 3.6.3 below. If OMI provides Isis with an Inquiry Response contemplated by subpart (iii) above, Isis and OMI will mutually agree upon an appropriate expansion to the R&D Plan and R&D Budget such that the R&D Plan includes such Requested Target, in which event the Requested Target will be considered a Selected Gene Target.

3.6.3                                                                                                                     Adding Targets to Target Pool. If during the Research Term and as a result of Sections 3.6.1 or 3.6.2 above or because OMI has Designated as a Clinical Candidate a Compound to a Selected Gene Target, the Target Pool has less than [***] gene targets, OMI may add a new gene target to the Target Pool by providing Isis with a written notice (the “Request Notice”) of the gene target it wishes to add to the Target Pool (the “Proposed Target”). The Request Notice will include the gene name, the NCBI accession number or nucleic acid sequence for the Proposed Target. Within [***] of receipt of the Request Notice, Isis will give OMI written notice (i) stating if any of the criteria set forth in clauses (a) through (c) below applied to such Proposed Target at the time of Isis’ receipt of the Request Notice and (ii) fully disclosing all relevant Isis In-Licensed Agreements and prior Third Party Agreements and other potential encumbrances known by Isis and related to the Proposed Target (“Target Encumbrances”). If, at such time, the Proposed Target is (a) subject to Isis’ own internal program pursuant to which Isis has identified a lead compound, (b) encumbered by a contractual obligation between Isis and a Third Party that would preclude Isis from collaborating with OMI under this Agreement or from granting a license under Section 2.1 with respect to the Proposed Target, or (c) the subject of a [***] Isis has received from a Third Party regarding a potential license or collaboration, then, in each case, the Proposed Target will be rejected and will not become a part of the Target Pool. If the Proposed Target is rejected, OMI can request another gene target in accordance with the terms of this Section 3.6.3. If the Proposed Target is not rejected, the Proposed Target will become a member of the Target Pool; provided, however, that if the Proposed Target has any Target Encumbrances (and Isis has fully disclosed such Target Encumbrances to OMI), before such Proposed Target can become a Selected Gene Target, OMI must agree in writing (within [***] of receiving from Isis the description of such Target Encumbrances) to assume all applicable Target Encumbrances for such Proposed Gene Target. Target Encumbrances assumed by OMI under this Section will be considered Isis Third Party Payments under Section 6.5.2. In addition, whenever a gene target becomes part of the Target Pool, the R&D Committee will agree whether a Compound targeting such gene target is in [***] as set forth in the R&D Plan.

3.6.4                                                                                                                     Lapse of Third Party Interest. Notwithstanding the provisions of Section 3.6.2 and 3.6.3, if any gene target is either removed from the Target Pool pursuant to clause (i) of Section 3.6.2 or not included in the Target Pool pursuant to clause (c) of Section 3.6.3 and the proposed transaction/negotiation has not, within [***] of such removal or rejection resulted in a signed agreement preventing Isis from including such gene target in the Target Pool, Isis will notify OMI in writing. In such event, but within the [***] following receipt of such notice, OMI will have the right to include such gene target in the Target Pool in addition to the gene targets already in the Target Pool even if it increases the size of the Target Pool above [***] gene targets.

3.6.5                                                                                                                     Confidentiality. The fact that OMI has included a particular gene target in the Target Pool or has selected a gene target as a Selected Gene Target is Confidential Information of OMI.

3.6.6                                                                                                                     End of Research Term. Upon the expiration of the Research Term, any gene targets in the Target Pool that are not Selected Gene Targets will no longer be considered a Collaboration Gene Target and Isis’ obligations under this Agreement with respect to such gene targets (including but not limited to Section 2.3) will terminate. In addition, within [***] following the end of the Research Term, if a Research Compound targeting a Selected Gene Target has not satisfied the Designation of a Compound as Clinical Candidate, then such Selected Gene Target will no longer be considered a Collaboration Gene Target. Isis’ obligations (including but not limited to Section 2.3) and OMI’s licenses under this Agreement with respect to such gene target and any ASOs targeting such gene target will then terminate, and, subject to Article 11, Isis will own any data generated under the R&D Plan for such gene target and any ASOs targeting such gene target. OMI will have the right to use any data generated under the R&D Plan for its own internal research purposes that are unrelated to any Discontinued Products.

Section 3.7                                                                                   Collaboration Records. Each Party and its contractors will maintain complete and accurate records of all work conducted in the performance of the Collaboration and all results, data, inventions and developments made in the performance of the Collaboration. Such records will be in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Isis will maintain appropriate records sufficient to document the work performed by each of the individuals comprising the FTEs working in support of the Collaboration and the time such individuals spent working in support of the Collaboration. Upon reasonable prior written notice, Isis will provide OMI the right to inspect such records, and will provide copies of all requested records, to the extent reasonably required for the performance of OMI’s rights and obligations under this Agreement. Upon reasonable prior written notice, and solely with respect to Discontinued Products, OMI will provide Isis the right to inspect such records, and will provide copies of all requested records, to the extent reasonably required for the performance of Isis’ rights and obligations under this Agreement. In each case, each Party will maintain such records and the information it receives from the other Party in confidence in accordance with Article 8 hereof and will not use such records or information except to the extent otherwise permitted by this Agreement.

Section 3.8                                                                                   Disclosure of Results of Research Program and Development Program.  The results of all work performed by the Parties as part of the Collaboration will be promptly disclosed to the other Party in a reasonable manner as such results are obtained. In addition, Isis will periodically provide OMI with written reports of the work performed under the Collaboration and the results achieved by Isis. Isis and OMI will provide reports and analyses at each R&D Committee meeting, and more frequently on reasonable request by the R&D Committee, detailing the current status of the Research Program and Development Program. In addition, on reasonable request by a Party, the other Party will make presentations of its activities in the performance of the Collaboration to inform such Party of the details of the work done in the performance of the Collaboration. The results, reports, analyses and other information regarding the Collaboration disclosed by one Party to the other Party pursuant hereto may be used only in accordance with the rights granted and other terms and conditions under this Agreement. Upon reasonable request by OMI, Isis will provide OMI with additional data, results and other information with respect to the work performed by Isis in the performance of the Collaboration. Any reports required, excluding reports needed for submission to a Regulatory Agency, under this Section 3.8 may take the form of and be recorded in minutes of the R&D Committee that will contain copies of any slides relating to the results and presented to the R&D Committee. Reports needed to support regulatory submissions and updates to a Regulatory Agency will be provided [***] and in a format as agreed upon by the R&D Committee or designated sub committee.

In addition, within [***] of OMI’s request, Isis will transfer to OMI copies of all data, results, and information related to testing and studies of the Compounds (including analytical test results and non-clinical pharmacology and safety data) in the possession of Isis to the extent such data, results and/or information is necessary or useful for the continued

Development and Commercialization of Products, including but not limited to any and all information directly relating to manufacturing methods (including related analytical methods) of the Compounds or Products.

Section 3.9                                                                                   Research Efforts; Resources, Scientific Manner. Each Party will use Commercially Reasonable Efforts to perform the Collaboration, including its responsibilities under the R&D Plan.

3.9.1                                                                                                                     Throughout the Collaboration Term, Isis will assign no less than the number of FTE qualified scientists specified in the R&D Plan to perform the work set forth in the then-applicable R&D Plan. The mixture of skills and levels of such FTEs will be appropriate to the scientific objectives of the Research Program or Development Program (as applicable).

3.9.2                                                                                                                     Each Party will maintain laboratories, offices, administrative support and all other facilities at its own expense and risk necessary to carry out its responsibilities under the Collaboration pursuant to the R&D Plan. Each Party agrees to make its employees reasonably available at their respective places of employment to consult with the other Party on issues arising during the performance of the Collaboration. OMI and Isis will cooperate with each other in carrying out the Collaboration, and each Party will contribute its relevant know-how and experience necessary to carry out the Collaboration.

3.9.3                                                                                                                     The Collaboration will be conducted by each Party in good scientific manner, and in compliance with all applicable GCP, GLP and GMP, and applicable legal requirements, to attempt to achieve efficiently and expeditiously the Objectives of the Collaboration. Each Party will comply with all Applicable Laws, in the performance of work under this Agreement.

3.9.4                                                                                                                     Isis will not perform any of its obligations under the R&D Plan through one or more subcontractors or consultants, without the prior written approval of OMI, such approval not to be unreasonably withheld. OMI will promptly notify Isis regarding any Third Party OMI uses to conduct research under the R&D Plan or that OMI transfers Compounds or Products to, including identifying such Third Party.

Section 3.10                                                                            Materials Transfer. In order to facilitate the Collaboration, either Party may provide to the other Party certain materials for use by the other Party in furtherance of the Collaboration. All such materials will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of performing its rights and obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party unless expressly contemplated by this Agreement or upon the written consent of the supplying Party. Any materials provided by OMI to Isis in support of the Collaboration, including but not limited to any biological materials with respect to screening assays, including any progeny, expression products, mutants, replicates, tissue samples, cells, derivatives and modifications thereof, (such materials being individually and collectively referred to as the “OMI Materials”) will be used by Isis solely for purposes of performing the Collaboration and for no other purpose, and any remaining OMI Materials (including, as applicable, any progeny, expression products, mutants, replicates, tissue samples, cells, derivatives and modifications thereof) will be returned to OMI (or destroyed as may be requested by OMI in writing) promptly following the end of the Research Term or earlier upon request by OMI. All information related to such OMI Materials will be OMI Confidential Information. All such materials must be used with prudence and appropriate caution in any experimental work, since all of their characteristics may not be known. Isis recognizes that OMI’s obligations under the R&D Plan will necessarily involve the transfer of materials to Third Party contractors and that is expressly contemplated by this Agreement.

Section 3.11                                                                            Safety Database

3.11.1              OMI shall establish the global safety database of adverse events and pregnancy reports for the Compound/Product that will be used for regulatory reporting and responses to safety queries from Regulatory Authorities. Isis shall promptly transfer all clinical adverse event and drug exposure during pregnancy data that it has regarding the Compounds or Products to OMI for entry into the global safety database upon request from OMI.

3.11.2              [***] a database that includes information regarding the safety and tolerability of [***] drug compounds, individually and as a class, including information discovered during pre-clinical and clinical development (the “[***] Database”).

(a)                                                                                                                                  In an effort to maximize understanding of the [***] will cooperate in connection with populating the [***] Database. In accordance with Applicable Law and any applicable informed consents or other Third Party obligations, [***] with copies of [***] serious adverse event final reports related to [***]. In addition, in connection with any reported serious adverse event (including any follow-up or amended reports), in accordance with Applicable Law and any applicable informed consents or other Third Party obligations and to the extent [***] has collected such data, [***], the following [***]  All such information [***] in connection with this Section will be [***] Confidential Information; provided, however, that [***] any Third Party so long as [***] does not disclose to any Third Party the [***] in connection with any such disclosure.

(b)                                                                                                                                 From time to time, [***] the information in the [***] Database to conduct analyses to keep [***] informed regarding class generic properties of [***], including with respect to safety. As such, if and when [***] that may be relevant to a Compound or Product (including potential class-related toxicity liabilities), [***] of such issues, and if requested, provide the data supporting [***] regarding such issues.

(c)                                                                                                                                  [***]

(d)                                                                                                                                 In addition, each Party will notify the other Party in writing if such Party confirms that a serious adverse event with respect to a Product has occurred. Such notice will be provided within [***] of confirming the serious adverse event.

ARTICLE 4 -
MANUFACTURING

Section 4.1                                                                                   Supply of ASO for Research Program. Isis agrees to manufacture and supply all ASOs for use in support of the Research Program. [***] will bear its own costs for the manufacture of all ASO needed for research through the [***] under the R&D Plan. Once a Selected Gene Target has [***] under the R&D Plan, OMI will order additional quantities of API for Research Compounds directed to such Selected Gene Target in [***] increments. Isis agrees to supply such quantities which will be supplied outside the Clinical Manufacturing & Supply Agreement; provided, however, that Isis will not charge for API used to [***]. The cost to manufacture such additional quantities of ASOs will be negotiated and agreed to in good faith by the Parties, but will not exceed $[***] per [***] for MOE Gapmers.

Section 4.2                                                                                   Supply of Existing Development Compounds. Within [***] of receipt of invoice from Isis in the form provided as APPENDIX 7, the invoice received no sooner than the Effective Date, OMI will pay Isis $[***] for the [***] that is in Isis’ possession on [***]. The $[***] represents Isis’ out-of-pocket expenses incurred in connection with manufacturing such [***]). Such API and drug product will be used as outlined in the R&D Plan. The Parties acknowledge and agree that such API and drug product may be used between [***] to conduct activities outlined in the R&D Plan. Isis shall deliver such API as governed by the R&D Plan or as otherwise requested by OMI within a reasonable period of time after such request.

Section 4.3                                                                                   Clinical Supply of API Through Completion of [***]. Isis and OMI will enter into a manufacture and supply agreement(s) for the [***] (a “Clinical Supply Agreement”) for each Designation of a Compound as a Clinical Candidate. Each Clinical Supply

Agreement will include customary terms and conditions to be negotiated in good faith and the Clinical Supply Agreement is attached hereto as APPENDIX 8 for ISIS 325568 and ISIS 377131, which will serve as a template for future Clinical Supply Agreements.

Section 4.4                                                                                   Option to Supply GCGR and GCCR Compounds. At any time (including, but not limited to if OMI determines that Isis is unable or unlikely to meet Isis’ supply obligations), at OMI’s written request and consistent with the Supply Agreement, Isis will transfer to OMI or a Third Party manufacturer selected by OMI all documentation and information, including Isis Manufacturing and Analytical Technology and permit OMI to reference and use any regulatory filings, and otherwise fully cooperate with OMI to enable OMI to make or have made API for use by OMI in accordance with this Agreement.

Section 4.5                                                                                   [***] and Commercial Manufacturing and Supply of Compound and Product.

4.5.1                     Product Manufacturing Responsibility. Except as otherwise provided in this Agreement, the Parties acknowledge and agree that OMI will be solely responsible for the manufacturing of Compound and Product for [***] and commercial supply, including management of the overall manufacturing strategy and tactics, formulation, internal or contract manufacturer selection for API and finished Product, associated audits, stability testing, pricing, relationship with contract manufacturer(s) and any work proposals or contract negotiations or contracts themselves.

4.5.2                     Clinical Supply of ISIS 325568 and ISIS 377131 API for [***]. Solely at the discretion of OMI, OMI will notify Isis of OMI’s intent to require Isis to supply quantities of ISIS 325568 and ISIS 377131 as is necessary to fulfill OMI’s Product requirements for [***] Studies. OMI will notify Isis of its intent, leaving a reasonable time to permit the Parties to negotiate a [***] Clinical Supply Agreement, such that the supply agreement is in place no later than [***] prior to the planned delivery date for such API.

4.5.3                     Transfer of Manufacturing and Analytical Technology.

(a)                                                                                                                                  As soon as is practicable after Isis receives a written request from OMI to transfer any Isis Manufacturing and Analytical Technology to OMI, but not later than 30 days after receipt of such request, Isis will initiate transfer to OMI, or at OMI’s option, to such Third Party Manufacturer, the Isis Manufacturing and Analytical Technology. For such purpose, Isis will transfer to OMI or such Third Party Manufacturer all documentation and information, and permit OMI to reference and use any regulatory filings, and otherwise fully cooperate with OMI to enable OMI to make or have made API and finished drug Product for use by OMI in accordance with this Agreement at no cost to OMI. In addition, upon request by OMI, Isis will provide OMI with a reasonable level of technical assistance and consultation in connection with the transfer of such manufacturing and analytical technology to help enable OMI or such Third Party manufacturer (as applicable) to manufacture and release such API and finished drug Product. For such purpose Isis will provide OMI with reasonable access by teleconference or in-person at Isis’ facilities to Isis personnel involved in the manufacturing and release of API and finished drug Product, provided that if OMI requests such technical assistance in excess of [***] of technical assistance, [***]. Such payment will be made to Isis within [***] after OMI’s receipt of an invoice by Isis in the form provided as APPENDIX 7 reasonably detailing Isis’ time expended, together with reasonable substantiation of any out-of-pocket expenses incurred.

(b)                                                                                                                                 OMI and/or its Third Party manufacturer will use any Isis Know-How or Product Specific Know-How and other documentation and information transferred pursuant to Section 4.4 and Article 4.5  solely for the purpose of manufacturing API and Product for OMI’s (or its Affiliate’s or Licensee’s) benefit pursuant to the exercise of OMI’s rights under this Agreement, and for no other purpose. OMI acknowledges and agrees that any such transfer of such manufacturing technology to a Third Party manufacturer must satisfy the conditions set forth in Section 2.2(b) and will be subject to a written agreement between such Third Party manufacturer and OMI that contains obligations of confidentiality substantially equivalent to those of this Agreement.

Section 4.6                                                                                   Supply of Finished Drug Product. Except as otherwise specified in the R&D Plan or Clinical Manufacturing and Supply Agreement, the Parties acknowledge and agree that [***] will be solely responsible for the manufacturing, stability testing and supply of finished drug Product.

Section 4.7                                                                                   Manufacturing Improvements.

4.7.1                     The entire right, title, and interest in and to all Manufacturing Improvements developed or invented solely by employees, or consultants of OMI during the Term will be the sole and exclusive property of OMI. OMI hereby grants Isis a [***] license to practice under OMI’s rights to any Know-How or Patent claiming Manufacturing Improvements to [***] and to the extent that such Manufacturing Improvements are under the control of OMI. Notwithstanding the foregoing, Isis recognizes that OMI may not own or control Manufacturing Improvements developed or invented by a contract manufacturer. The license granted under this Section 4.7.1 falls within the restrictions [***].

4.7.2                     The entire right, title, and interest in and to all Manufacturing Improvements developed or invented solely by employees, or consultants of Isis during the Term will be the sole and exclusive property of Isis. Isis hereby grants OMI [***] license to practice under Isis’ rights to any Know-How, Product Specific Know-How or Patent claiming such Manufacturing Improvements to make and have made Products. The license granted under this Section 4.7.2 will be sublicensable by OMI solely in connection with the grant of a license to develop, make, use, import, offer for sale and sell a Product.

4.7.3                     The entire right, title, and interest in and to all Manufacturing Improvements developed or invented jointly by employees or consultants of Isis and OMI during the Term will be the joint property of Isis and OMI. Each Party will have an undivided joint ownership interest in such Manufacturing Improvements, and may license its rights under such Manufacturing Improvements for its own account and without the consent of the other Party, subject to the exclusivity granted to OMI under Section 2.3.

4.7.4                     During the first [***], if requested by a Party, the Parties will meet annually to review Manufacturing Improvements developed by either of the Parties [***] of the Collaboration. At such time, the Parties will disclose all such Manufacturing Improvements Controlled by such Party in reasonable detail as to enable the other Party to [***] will have the right to [***] with respect to the commercialization of one or more [***]

Section 4.8                                                                                   Isis Regulatory Inspections. Isis will cooperate in good faith with respect to the conduct of any inspections by any Regulatory Authority of an Isis site or a contractor’s site and facilities if such inspection concerns work being performed under the R&D Plan and the Clinical Manufacturing and Supply Agreement. OMI shall be given the opportunity to attend any inspections by any Regulatory Authority of Isis’ or Isis’ contractor’s site and facilities if such inspections concern work being performed under the R&D Plan and the Clinical Manufacturing and Supply Agreement, and the summary (or wrap up) meeting with a Regulatory Authority at the conclusion of such site inspection. In the event that during an inspection of the Isis facilities, the facilities are found by a Regulatory Authority to be non-compliant with one or more GLP, GMP, GCP or current standards for pharmacovigilance practice compliance standards and such facilities are being used to conduct work under the R&D Plan and the Clinical Manufacturing and Supply Agreement, Isis will promptly notify OMI of such finding and will submit a proposed recovery/corrective action plan, including a time line for implementation of the plan, within [***] of such notification of non-compliance.

Section 4.9                                                                                   Quality Agreement. A quality agreement (the “Quality Agreement”) will be negotiated simultaneously with the present Agreement and is attached hereto as APPENDIX 9.

ARTICLE 5 -
DEVELOPMENT & COMMERCIALIZATION

Section 5.1                                                                                   Development, Commercialization and Regulatory Responsibilities. Other than Isis’ responsibilities under the R&D Plan, OMI will have sole responsibility, including without limitation sole responsibility for all funding, resourcing and decision-making, for all further Development and Commercialization with respect to the Compounds and Products. OMI hereby assumes all regulatory responsibilities in connection with Compounds and Products, including sole responsibility for all Regulatory Documentation and for obtaining all Approvals. OMI will comply with all Applicable Laws in connection with the Development and Commercialization of Compounds and Products. OMI (by itself or through its Affiliates, Licensees, (sub)contractors or agents, as applicable) will use Commercially Reasonable Efforts to Develop and Commercialize at least one Compound or Product for each Collaboration Gene Product. For clarity, it is understood and acknowledged that Commercially Reasonable Efforts in the Development of a Product in a particular country may include sequential implementation of clinical trials and/or intervals between clinical trials for data interpretation and clinical program planning and approval, to the extent such implementation is consistent with the scientific, technical and commercial factors relevant to Development of such Product in such country. All INDs, NDAs, MAAs and other regulatory filings and Approvals for Products will be owned by OMI. In addition, upon reasonable notice by OMI and during normal business hours, Isis will provide OMI with a reasonable level of assistance in the preparation of regulatory filings for Products and in interactions with any Regulatory Authority in connection with the Development of Products; provided that if OMI requests such assistance in excess of [***] of assistance, [***] after receipt by OMI of an invoice by Isis in the form provided as APPENDIX 7 reasonably detailing Isis’ time expended, together with reasonable substantiation of any out-of-pocket expenses incurred.

Section 5.2                                                                                   Reports by OMI after the Collaboration Term. After the Collaboration Term with respect to any Compound or Product that OMI is developing, at Isis’ request, OMI will provide a report to Isis summarizing OMI’s activities over the [***] with respect to the identified Compound or Product and an appropriate number of representatives from each Party will meet at least [***] to review Development activities. OMI will consider Isis’ input regarding such activities. The reports provided by OMI under this Section 5.2 will contain sufficient information to allow Isis to reasonably determine whether OMI is in compliance with its obligations to use Commercially Reasonable Efforts under Section 5.1.

Section 5.3                                                                                   Product Development Plans; Integrated Product Plans. For each Product that OMI is clinically developing under this Agreement, OMI will prepare a development plan outlining key aspects of the clinical development of such Product through Approval. Each development plan will contain information customarily contained in OMI’s development plans for its similar products at similar stages of development (each a “Product Development Plan”). In addition, prior to the launch of a Product, OMI will prepare a global integrated Product plan outlining the key aspects of market launch and commercialization (the “Integrated Product Plan” or “IPP”). The Integrated Product Plan will contain information customarily contained in OMI’s commercialization plans. Each Product Development Plan and IPP will be updated annually by OMI. OMI will provide to Isis a copy of the final draft of the Product Development Plans and IPPs (original and updates) for each of the [***], if available. OMI and Isis will meet on [***] to discuss the draft of each Product Development Plan and IPP and OMI will consider, in its sole discretion, any proposals and comments made by Isis for incorporation in the final

Product Development Plan or IPP (as the case may be). Furthermore, to the extent OMI intends to make any claims in a Product label that are class generic to MOE Gapmers, OMI will provide such claims to Isis in advance and will consider, in its sole discretion, any proposals and comments made by Isis.

ARTICLE 6 -
FINANCIAL PROVISIONS

Section 6.1                                                                                   Up-Front Payment. In partial consideration for the licenses and other rights granted under this Agreement, within [***] following the Effective Date, OMI will pay Isis [***] $45,000,000.

Section 6.2                                                                                   Collaboration Funding. OMI will provide Collaboration funding to Isis as set forth in Section 3.5.2.

Section 6.3                                                                                   Milestone Payments by OMI. OMI will give Isis notice promptly upon achievement of each Milestone Event provided in Table 1. Upon receipt of an invoice, as set forth in Appendix 7, OMI will pay Isis the following milestone payments within [***] after receipt of such notice, with the proviso that with respect to the [***] Milestone for GCGR, payment shall be due [***] after notice and invoice by Isis of achievement of such Milestone.:

6.3.1                                                                                                                     Development Milestones.

(a)                                                                                                                                  For each Selected Gene Target, the milestone payments under Column 1 of Table 1 below will be payable by OMI to Isis for the first achievement of the specified milestone events by OMI, its Licensees or their Affiliates for the first Research Compound or Research Product that targets such Selected Gene Target to reach the specified milestone event.

(b)                                                                                                                                 The milestone payments under Column 2 of Table 1 below will be payable as set forth below for the first achievement of the specified milestone events by OMI, its Licensees or their Affiliates for the first GCGR Compound or GCGR Product to reach the specified milestone event.

(c)                                                                                                                                  The milestone payments under Column 3 of Table 1 below will be payable as set forth below after the first achievement of the specified milestone events by OMI, its Licensees or their Affiliates for the first GCCR Compound or GCCR Product to reach the specified milestone event.

Table 1

	Column 1	Column 2	Column 3
Milestone Event	Payment for First Research Compound Per Selected Gene Target	Payment for First GCGR Compound	Payment for First GCCR Compound
[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]

6.3.2                                                                                                                     Approval Milestones.

(a)                                  For each Selected Gene Target, the milestone payments under Column 1 of Table 2 below will be payable by OMI to Isis for the first achievement of the specified milestone events by OMI, its Licensees or their Affiliates for the first Research Compound or Research Product that target such Selected Gene Target to reach the specified milestone event.

(b)                                 The milestone payments under Column 2 of Table 2 below will be payable as set forth below after the first achievement of the specified milestone events by OMI, its Licensees or their Affiliates for the first GCGR Compounds or GCGR Products to reach the specified milestone event.

(c)                                  The milestone payments under Column 3 of Table 2 below will be payable as set forth below after the first achievement of the specified milestone events by OMI, its Licensees or their Affiliates for the first GCCR Compounds or GCCR Products to reach the specified milestone event.

Table 2

	Column 1	Column 2	Column 3
Milestone Event	Payment for First Research Compound Per Selected Gene Target	Payment for First GCGR Compound	Payment for First GCCR Compound
[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

In the event that an original Compound or Product for a Collaboration Gene Target fails in development and is replaced by OMI with a back-up Compound or Product targeting the same Collaboration Gene Target, any milestone payments previously paid with respect to such original Compound or Product shall be fully creditable toward the same milestone due with respect to the back-up Compound or Product, and OMI shall notify Isis in writing of the selection of the back-up Compound or Product. The Parties acknowledge that, after the approval milestone payments for a Second Indication are paid to Isis, OMI shall not be obligated to make any additional approval milestone payments with respect to a Product comprising the same Compound or Product or its back-up Compound or Product, regardless of the number of additional indications for which such Compound or Product is developed. The Parties also acknowledge that different formulations (e.g., dosage strength, delivery forms) of a Compound or Product (back-up Compound or Product) or bioequivalents therefore (i.e., salts, esters, polymorphs) shall be deemed the same Compound or Product, and all milestones due shall be payable one time only per Compound or Product.

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Section 6.4                                                                                   Royalty Payments by OMI. In consideration of the licenses granted to OMI by Isis hereunder and the assignments made pursuant to Section 9.2.3 (b) OMI will pay Isis royalty payments on Products as follows:  Subject to the other provisions of this Agreement, OMI will pay to Isis the royalty rate under Column 1 of Table 3 below for each Research Product. Subject to the other provisions of this Agreement, OMI will pay to Isis the royalty rate under Column 2 of Table 3 below for each GCGR Product. Subject to the other provisions of this Agreement, OMI will pay to Isis the royalty rate under Column 3 of Table 3 below for each GCCR Product. The royalty rate payable with respect to each particular Product will be based on the level of annual worldwide Net Sales of such Product in a given Calendar Year period by OMI, its Affiliates and Licensees, with the royalty rate tiered based upon the level of such worldwide Net Sales in such Calendar Year period as set forth in the table below.

Table 3

Column 1

Column 2

Column 3

Royalty Rate Research Product

Royalty Rate GCGR Product

Royalty Rate GCCR Product

Annual Worldwide Net Sales

[***]%

[***]%

[***]%

of annual worldwide Net Sales less than or equal to $[***]

[***]%

[***]%

[***]%

of annual worldwide Net Sales greater than $[***] and less than or equal to $[***]

[***]%

[***]%

[***]%

of annual worldwide Net Sales greater than $[***]

For example, in the instance of a full Calendar Year, if annual OMI Net Sales of GCGR Product in such Calendar Year worldwide are $[***], the amount due will be $[***] ([***]% of the [***] (or $[***]) in the first increment, plus [***]% of the next $[***] (or $[***]) in the second increment, plus [***]% of the remaining $[***] (or $[***]) in the third increment).

Section 6.5                                                                                   Third Party Payment Obligations.

6.5.1                                                                                                                     Isis In-License Agreements.

(a)                                                                                                                                  Certain of the Isis Patent Rights Controlled by Isis as of the Effective Date that are licensed to OMI under Section 2.1 are in-licensed or were acquired by Isis under agreements with Third Party licensors or sellers, and certain milestone and/or royalty payments may become payable by Isis to such Third Party under such license or purchase agreements based on the Development and Commercialization of a Compound and Product by OMI under this Agreement (such license or purchase agreements in effect as of the Effective Date being the “Isis In-License Agreements”). The Parties acknowledge that whether a milestone and/or royalty payment becomes payable by Isis to such Third Party licensor depends on the terms and conditions of the Isis In-License Agreement.

(b)                                                                                                                                  Isis will be responsible for paying [***]% of the Isis Supported Payments as they apply to any Compound or Product.

6.5.2                                                                                                                     Additional Third Party Agreements.

(a)                                                                                                                                  After the Effective Date, Isis may wish to in-license or acquire rights to Know-How or Third Party Patents (such a Third Party in-license or acquisition agreement being an “Additional Third Party Agreement”) which, if so licensed or acquired, may be included in the Isis Patent Rights licensed to OMI under Section 2.1. In such event (and to the extent permitted by Isis’ confidentiality agreement with the applicable Third Party), Isis will notify OMI regarding the nature of the technology and status of negotiations related to the Additional Third Party Agreement through the R&D Committee. Once Isis has executed such Additional Third

Party Agreement, Isis will offer such Third Party Patents or Know-How to OMI (including a description of the payments paid or potentially payable by Isis thereunder). At such time, if OMI wishes to include such Third Party Patents under the licenses granted under Section 2.1, OMI will notify Isis of its desire to do so [***], if appropriate. As part of this [***], Isis will share with OMI, in reasonable detail, the [***]. If OMI does not [***], and to [***] as set forth below, then [***] will not be [***] under this Agreement.

(b)                                                                                                                                  In the event that a milestone payment or a payment on net sales of Product becomes payable by Isis to a Third Party under an Additional Third Party Agreement, and such milestone or payment obligation is based on [***]. (such milestone and/or payments being the “Isis Third Party Payment”), then [***] will be responsible for the payment of such Isis Third Party Payment obligation as long as [***]. In the event that a milestone payment or a royalty payment on net sales of Product becomes payable by Isis to a Third Party under an Additional Third Party Agreement, and such milestone or royalty payment obligation is based on [***], then as long as [***] will be responsible for the payment of such Isis Third Party Payment obligation. In both cases [***] under this Agreement.

(c)                                                                                                                                  Any Pass Through Obligations OMI is responsible for paying under this Section 6.5.2 will be [***] and OMI will satisfy such obligation by paying Isis directly.

6.5.3                                                                                                                     OMI Third Party Licenses. OMI will be responsible for negotiating and entering into any Third Party licenses that OMI determines may be necessary or useful or may relate to the Development or Commercialization of Products. If OMI, in its reasonable judgment, is required to obtain a license from any Third Party under any patent covering technology necessary or useful for the Development or Commercialization of a Product, and the infringement of such patent cannot reasonably be avoided by OMI, and if OMI is required to pay to such Third Party in consideration for such license for a Product any royalty payment calculated on sales of a Product (such royalty payments collectively being a “OMI Third Party Royalty Payment”) then OMI may reduce the royalty payable to Isis under Section 6.4 by up to [***]% of the amount of the OMI Third Party Royalty, subject to the limitation set forth in Section 6.5.4. Notwithstanding the foregoing, no reduction of the royalties payable to Isis under Section 6.4 will be permitted with respect to OMI Third Party Payments with respect to any Third Party patent covering (x) methods or materials used in the [***], (y) any [***] which is not a Compound (i.e., a non-Compound active ingredient in a Combination Product) or (z) [***].

6.5.4                                                                                                                     For any additional royalty rate payments payable by OMI under Section 6.5.2 or 6.5.3, OMI may reduce its obligation to pay Isis royalty payments under Section 6.4 by [***]% of the amount of such additional payments payable by OMI as set forth in Sections 6.5.2 and 6.5.3; provided, however that no such reduction(s) in the aggregate will reduce the royalty payments payable to Isis under Section 6.4 in any given Calendar Quarter period below [***] of Isis’ [***] royalty under Section 6.4 (i.e. [***]% multiplied by [***] of the applicable royalty rate under Section 6.4 [***] the royalty payments payable by Isis under Section 6.5.1(b)). For example, royalty payments payable for GCGR may not be reduced below [***]% (in the first increment) [***]% (hypothetical example of Isis Supported Payments under Section 6.5.1(b)) multiplied by [***]%, or [***]% ([***]% - [***]% = [***]% x [***]% = [***]%). In this instance, royalty payments payable in the first increment for GCGR would not be reduced below [***]% ([***]% + [***]% = [***]%).

Section 6.6                                                                                   [***]. If the portion of [***] (calculated in accordance with Appendix 16 attached hereto) for the [***] sold in the US and EU (the “[***]”) exceeds [***]% of annual Net Sales in the U.S. and EU in a given year, then the royalty rate provided in Section 6.4, Table 3 payable for worldwide sales of such Product for such year will be [***]. Notwithstanding the foregoing, at no time will, as the result of this calculation and allowance, the Royalty Rate provided in Section 6.4, Table 3 be reduced below [***]. The parties will use Commercially Reasonable Efforts and work in good faith to [***]

Section 6.7                                                                                   The royalty rates under Section 6.4 will be subject to the following conditions:

(a)  that only one royalty rate will be due to Isis hereunder with respect to the same unit of Product;

(b)  that no royalty payment will be due upon the sale or other transfer of a Product among OMI, its Affiliates or Licensees, but in such cases a royalty payment will be due and calculated upon OMI’s or its Affiliate’s or Licensee’s sale of Product to the first unaffiliated Third Party customer, where Net Sales is as defined in APPENDIX 1;

(c)  no royalty payments will be due on the disposition of Product in reasonable quantities by OMI, its Affiliates or Licensees as part of an Expanded Access Program to include compassionate use, named patients or other similar use or as part of Phase 4 Trials or as bona fide samples or as donations to non-profit institutions or government agencies for non-commercial purposes, provided, in each case, that neither OMI, its Affiliate or Licensees receives any payment or other in-kind consideration for such Product;[***]

(d)  a Product will only be eligible for the full royalty rate designated under Section 6.4 in a given country, if, as of the date of the First Commercial Sale of such Product in such country, the making, using or selling of such Product (or the Compound contained in such Product) in that country is [***];

(e)  if, as of the date of the First Commercial Sale of a Product in a given country, the making, using or selling of such Product (or the Compound contained in such Product) in that country is either (i) not [***] or (ii) only [***], then the Net Sales in that country will be reduced by [***]% before adding such Net Sales to the Net Sales of all of the other countries used in arriving at the aggregate annual Net Sales upon which the royalty is based;

(f)  If no royalty payment is due in a country on a Product but a royalty payment is still payable by Isis under the Isis Supported Payments or as the result of any Target Encumbrance under 3.6.3, then OMI will pay Isis a royalty equal to the amount the applicable royalty under the Isis Supported Payments and Target Encumbrances for so long as and in the amount that such royalty payment is owing. Once a Product is determined to be eligible for the applicable base royalty payment under part (d) or (e) above, it will continue to be eligible at such base rate for the applicable Royalty Term, subject to the other terms and conditions of this Agreement (including but not limited to any applicable adjustment under Section 6.5, 6.6 or 6.8).

Section 6.8                                                                                   Generic Competition. Solely with respect to Products for which the full royalty applies under part (d) of Section 6.6 above, if there are one or more unauthorized Third Parties selling a Generic Product, then the Net Sales in that country will be reduced by [***]% before adding such Net Sales to the Net Sales of all of the other countries used in arriving at the aggregate annual Net Sales upon which the royalty is based ; provided, however, that, in no event will the royalties payable to Isis under 6.4 above be reduced below [***].

Section 6.9                                                                                   Royalty Term. Royalties payable under Section 6.4 (subject to and including any reduction set forth in Sections 6.5, 6.6 and 6.7) will be payable for each Product on a Product-by-Product and country-by-country basis from the First Commercial Sale of the applicable Product in such country until the date that is the later of (i) [***] after the First Commercial Sale of the Product in such country or (ii) the expiration of the last to expire Valid Claim within the Product Specific Patents or Isis Core Technology Patents which would be infringed by the sale of the applicable Product in the applicable country by an unauthorized party or (iii) the expiration of any applicable period of exclusivity as contemplated under Section 9.6 for the Product in the applicable country. Such period during which royalties are payable with respect to a Product in a country is referred to herein as the “Royalty Term” in such country with respect to such Product.

Section 6.10                                                                            Royalty Report and Payment. During the Term following the First Commercial Sale of any Product, within [***] after the end of each Calendar Quarter, OMI will pay to Isis royalty payments payable for such Calendar Quarter and provide a royalty report showing, on a Product-by-Product and country-by-country basis:

(a)                                  the Net Sales of Products sold by OMI, its Licensees and their respective Affiliates during such Calendar Quarter reporting period; and

(b)                                 the royalties which will have accrued hereunder with respect to such Net Sales.

In addition, during the Term following the First Commercial Sale of any Product, within [***] after the end of each Calendar Quarter, OMI will provide Isis a preliminary non-binding quarterly royalty report showing the total Net Sales of Product and royalty payable for such Calendar Quarter. Furthermore, OMI agrees to supply Isis the information Isis reasonably requires to comply with any Pass Through Obligations.

If no royalty or payment is due for any royalty period hereunder, OMI will so report. OMI will keep, and will require its Licensees and their respective Affiliates to keep (all in accordance with GAAP, consistently applied), complete and accurate records in sufficient detail to properly reflect the Net Sales and to enable the royalties payable hereunder to be determined. Upon reasonable request by Isis (but no more frequently than once in any 12-month period), OMI will report to Isis the quantity of Product not subject to royalties distributed by OMI, its Affiliates or Licensees as part of an Expanded Access Program to include compassionate use, named patients or other similar use or as part of Phase 4 Trials or as bona fide samples or as donations to non-profit institutions or government agencies for non-commercial purposes. All information disclosed by OMI to Isis under this Section 6.9 will be OMI Confidential Information.

Section 6.11                                                                            Manner of Payment and Exchange Rate. All payments to be made by OMI to Isis hereunder will be made by deposit of [***] by wire transfer in immediately available funds in the requisite amount to such bank account Isis may from time to time designate by notice to OMI. [***]

Section 6.12                                                                            Audits, including Audits  of Royalty Reports.

6.12.1 Audits of Royalty Reports. Upon the written request of Isis and not more than once in each Calendar Year, OMI will permit an independent certified public accounting firm of nationally recognized standing selected by Isis and reasonably acceptable to OMI, at Isis’ expense and upon execution of a confidentiality agreement with OMI, to have access during normal business hours to such records of OMI and/or its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any Calendar Year ending not more than [***] prior to the date of such request. These audit rights (but not any obligation to pay unpaid royalties for such periods) with respect to any Calendar Year will terminate [***] after the end of any such Calendar Year. Isis will provide OMI with a copy of the accounting firm’s written report within [***] of completion of such report.

If such accounting firm concludes that an overpayment or underpayment was made, then the owing Party will pay the amount due within [***] of the date Isis delivers to OMI such accounting firm’s written report so correctly concluding. Isis will bear the full cost of such audit unless such audit correctly discloses that the additional payment payable by OMI for the audited period is more than [***]% of the amount of the royalties paid for that audited period, in which case OMI will pay the reasonable fees and expenses charged by the accounting firm. However, if the result of the audit is contested, then the Parties agree to retain a mutually acceptable independent certified public accounting firm or equivalent thereof within [***] to review the relevant books and records and to submit to the Parties its written determination as to the amount in dispute and the basis for its determination. The determination by the accounting firm will be binding on the Parties absent manifest error. If such accounting firm determines that the result of the original audit was correct (within a margin of error of [***]%) then the Party who contested the original audit will pay the fees and expenses of the accounting firm for such determination and vice versa.

OMI will include in each sublicense granted by it to any Licensee a provision requiring the Licensee to maintain records of sales made pursuant to such license and to grant access to such records by OMI’s independent accountant to the same extent and under the same obligations as required of OMI under this Agreement. OMI will advise Isis in advance of each audit of any Licensee with respect to Product sales. OMI will provide Isis with a summary of the results received from the audit and, if Isis so requests, a copy of the audit report with respect to Product sales. OMI will pay the reasonable fees and expenses charged by the accounting firm, except that Isis will pay for all additional services requested exclusively by Isis from OMI’s independent accountant unless the audit discloses that the additional payments payable to Isis for the audited period differ by more than [***]% from the amount of the royalties otherwise paid.

All financial information subject to review under this Section or under any license agreement with a Licensee will be OMI Confidential Information and will be treated in accordance with the confidentiality provisions of this Agreement. As a condition precedent to Isis’ audit rights under this Section, Isis’ accounting firm will enter into a confidentiality agreement with OMI obligating it to treat all such financial information in confidence pursuant to such confidentiality agreement. Isis may provide Third Parties to which Isis owes Pass Through Royalties on Products information in such audit report that are relevant and required to comply with such Third Party’s audit rights under the applicable license agreement between Isis and such Third Party, provided that such Third Party agrees in writing to keep such information confidential under terms no less restrictive than Isis’ obligations of confidentiality under this Agreement.

6.12.2 Audit by OMI. OMI shall have the right to audit Isis’ books and records, and the records of any successors hereto for the purpose of accurate accounting and compliance with the terms of this agreement including its activities under the R&D Plan. Isis shall maintain complete and accurate records in accordance with GAAP, which are relevant to costs, expenses and payments under this Agreement and such records shall be made available to OMI upon its reasonable request but no more than [***], during reasonable business hours for a period of [***] from creation of individual records, for examination at OMI’s expense by an independent certified public accounting firm selected by OMI and acceptable to Isis for the sole purpose of verifying the correctness of calculations or such costs, expenses or payments made under this Agreement. In the absence of material discrepancies (in excess of [***] percent ([***]%) in any audit period resulting from such audit, the accounting expense shall be paid by OMI. If such material discrepancies do result, Isis shall bear the reasonable audit expense and shall promptly pay the amount of discrepancy. All financial information subject to review under this Section will be Isis Confidential Information and will be treated in accordance with the confidentiality provisions of this Agreement.

Section 6.13                                                                            Taxes.

(a)  OMI will make all payments to Isis under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

(b)  Any tax required to be withheld on amounts payable under this Agreement will promptly be paid by OMI on behalf of Isis to the appropriate governmental authority, and OMI will furnish Isis with proof of payment of such tax. Any such tax required to be withheld will be an expense of and borne by Isis.

(c)  OMI and Isis will cooperate with respect to all documentation required by any taxing authority or reasonably requested by OMI to secure a reduction in the rate of applicable withholding taxes.

If OMI had a duty to withhold taxes in connection with any payment it made to Isis under this Agreement but OMI failed to withhold, and such taxes were assessed against and paid by OMI, then Isis will indemnify and hold harmless OMI from and against such taxes (including interest but excluding any penalties).

Section 6.14                                                                            Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties accrued in that country will be paid to Isis in the country in local currency by deposit in a local bank designated by Isis, unless the Parties otherwise agree.

Section 6.15                                                                            Sublicenses. In the event OMI grants licenses or sublicenses to a Licensee to sell Products which are subject to royalties under Section 6.4, such licenses or sublicenses will include an obligation for the Licensee to account for and report its sales of Products on the same basis as if such sales were Net Sales by OMI.

Section 6.16                                                                            Interest. If OMI fails to make any payment due to Isis under this Agreement, then interest will accrue on a [***]; provided, however, that if OMI cures such late payment as provided for in Article 10 and OMI has not been late with respect to any other payment under this Agreement in the same Calendar Year, then no such interest will accrue during the applicable cure period for such first late payment.

ARTICLE 7 -
PRESS RELEASES & PUBLICATIONS

Section 7.1                                                                                   Press Releases; Public Disclosure.

7.1.1                                                                                                                     Upon execution of this Agreement, the Parties may issue a press release announcing the existence of this Agreement in a form and substance mutually agreed to in writing, in advance of the Execution Date, by the Parties. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, provided however, that each Party may make disclosures permitted by, and in accordance with, Article 8. Each Party agrees to provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter thereof as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, each Party will provide the other with an advance copy of any such announcement at least [***] prior to its scheduled release. Each Party will have the right to expeditiously review and recommend changes to any such announcement and, except as otherwise permitted by Article 8, the Party whose announcement has been reviewed will remove any information the reviewing Party reasonably deems to be inappropriate for disclosure. The contents of any announcement or similar publicity which has been reviewed, approved and released by the reviewing Party can be re-released by either Party without a requirement for re-approval. Notwithstanding the foregoing and subject to Article 8, the Parties agree that such Public Disclosures shall minimize the disclosure of financial information.

7.1.2                                                                                                                     Each Party will immediately notify (and provide as much advance notice as possible to) the other of any event materially related to Products (including any regulatory approval) so that the Parties may analyze the need to or desirability of publicly disclosing or reporting such event. Notwithstanding Section 7.1.1 above, any press release or other similar public communication by either Party related to a Product’s efficacy or safety data and/or results, will be submitted to the other Party for review and approval at least [***] [***] in advance of such proposed public disclosure. Except as permitted by Article 8, such public disclosures shall be permitted at the sole discretion of OMI.

Section 7.2                                                                                   Publication of Research Results. During the Collaboration Term, neither Party will publish, present or otherwise disclose to the public the Research Results exclusively licensed to OMI hereunder or information relating to Collaboration Gene Targets, except as specifically approved by the R&D Committee. The R&D Committee will agree upon the form and timing of any publication or presentation or other disclosure (such as an abstract, manuscript or presentation) to the public of the Research Results exclusively licensed to OMI hereunder or information relating to Collaboration Gene Targets. For clarification, this Section 7.2 will not apply with respect to the use and disclosure of Confidential Information as specifically provided for in Section 7.1 or Article 8 (i.e., a disclosure expressly permitted and made in accordance with Section 7.1 or Article 8). At the termination of the Collaboration Term and solely with respect to Selected Gene Targets for which OMI has Designated a Compound as a Clinical Candidate, OMI may publish, present or otherwise disclose Research Results to the public at its sole discretion subject to Article 8; however, OMI will notify Isis [***] in advance of the publication.

ARTICLE 8 -
CONFIDENTIALITY

Section 8.1                                                                                   Disclosure and Use Restriction. Each Party agrees that, for so long as this Agreement is in effect and for a period of [***] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will (i) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence other proprietary industrial information of similar kind and value, (ii) not disclose such Confidential Information except to the Receiving Party’s employees, or Affiliates of the Receiving Party having a need-to-know such Confidential Information solely for purposes of performing Receiving Party’s obligations under this Agreement, (iii) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted by this Agreement, and (iv) not use such Confidential Information for any purpose except those expressly permitted by this Agreement. For avoidance of doubt, Isis will be permitted to use the OMI Confidential Information solely for purposes of performing the Research Program in accordance with the R&D Plan and for no other purpose. Upon completion of the Research Program or earlier upon written request by OMI, Isis will return to OMI or destroy any OMI Confidential Information.

Section 8.2                                                                                   Authorized Disclosure. To the extent (and only to the extent) that it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, a Party may disclose Confidential Information belonging to the other Party in the following instances:

(a)                                  filing or prosecuting patent applications in accordance with this Agreement;

(b)                                 communicating with the Regulatory Authorities as necessary for the Development or Commercialization of a Product in a country, as required in connection with any filing, application or request for Approval, and including any marketing or promotional information related to the Product; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;

(c)                                  prosecuting or defending litigation;

(d)                                 complying with applicable governmental laws and regulations (including, without limitation, the rules and regulations of the Securities and Exchange Commission or any national securities exchange, and compliance with tax laws and regulations) and with judicial process, if (i) in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance and (ii) such disclosure is made in accordance with Section 8.3 or 8.4 as applicable; and

(e)                                  disclosure, in connection with the performance of this Agreement and solely on a need-to-know basis,  potential or actual collaborators (including potential Licensees), potential or actual investment bankers, investors, lenders, or acquirers, or employees, independent contractors (including without limitation consultants and clinical investigators) or agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 8; provided, however, that the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information pursuant to this Article 8 to treat such Confidential Information as required under this Article 8.

If and whenever any Confidential Information is disclosed in accordance with this Section 8.2, such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such permitted disclosure results in a public disclosure of such information (other than by breach of this Agreement). Where reasonably possible and subject to Sections 8.3 and 8.4, the Receiving Party will notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to clauses (a) through (d) of this Section 8.2 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information.

For purposes of this Article 8, during the Collaboration Term, the Research Results will be treated as Confidential Information of both Parties. After the expiration of the Collaboration Term, the Research Results will be treated as Confidential Information of OMI (unless such Research Results are transferred to Isis under Article 11).

Section 8.3                                                                                   Required Disclosure. A Receiving Party may disclose Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by Law; provided however, that the Receiving Party will notify the Disclosing Party promptly upon receipt thereof, giving (where practicable) the Disclosing Party sufficient advance notice to permit it to oppose, limit or seek confidential treatment for such disclosure, and to file for patent protection if relevant; and provided, further, that the Receiving Party will furnish only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the Disclosing Party.

Section 8.4                                                                                   Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement, periodic report, or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other applicable securities Law, the Party will notify the other Party of such intention and will provide such other Party with a copy of relevant portions of the proposed filing not less than three (3) business days prior to such filing (provided that, whenever practicable, such portions will be provided not less than 5 business days prior to such filing) (and any material revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the Agreement, and will obtain confidential treatment of any information concerning the Agreement that such other Party requests be kept confidential (except to the extent advised by counsel that confidential treatment is not available for such information), and will only disclose Confidential Information which it is advised by counsel is legally required to be disclosed. No such notice will be required under this Section 8.4 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved by the other Party.

Section 8.5                                                                                   Terms of Agreement. The existence and the terms and conditions of the Agreement that the Parties have not specifically agreed to disclose pursuant to Article 6 or Section 8.4 will be considered Confidential Information of both Parties. Either Party may disclose such terms to a bona fide potential Licensee, investor, investment banker, acquirer, merger partner or other potential financial partner, and their attorneys and agents, provided that each such Person to whom such information is to be disclosed is informed of the confidential nature of such information and has entered into a written agreement with the Party requiring such Person to keep such information confidential.

Section 8.6                                                                                   Injunctive Relief. The Parties hereto understand and agree that remedies at Law may be inadequate to protect against any breach of any of the provisions of this Article 8 by either Party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each Party may be entitled to seek injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 8.

ARTICLE 9 -
PATENTS

Section 9.1                                                                                   Ownership of Inventions and Patents.

(a)                                  Title to inventions, discoveries, improvements and other technology, whether or not patentable, conceived, made or reduced to practice in the performance of the Research Program and Development Program under this Agreement (collectively, the “Program Inventions”) and any Patents claiming such Program Inventions (“Program Patents”), are retained by the Party that is the employer of the inventor (or, in the case of consultants and (sub)contractors, the Party for which the consultant or (sub)contractor is providing its services). The Parties agree that the United States federal patent law on inventorship will determine the inventorship of any invention and the names of the inventors on any patent filings, whether sole or joint inventions, which arise in connection with activities conducted pursuant to this Agreement. OMI will own Program Inventions, including those inventions described in Section 4.7.1, invented solely by employees, consultants and/or (sub)contractors of OMI (the “OMI Inventions”) and any Patents claiming such Program Inventions (the “OMI Program Patents”). Isis will own Program Inventions, including those inventions described in Section 4.7.2, invented solely by employees, consultants and/or (sub)contractors of Isis (the “Isis Inventions”) and any Patents claiming such Program Inventions (the “Isis Program Patents”). Isis and OMI will own jointly such Program Inventions, including those inventions described in Section 4.7.3, invented jointly by employees, consultants and/or (sub)contractors of Isis and OMI (the “Joint Inventions”) and any Patents claiming such Program Inventions (the “Joint Patents”). Isis will promptly disclose to OMI any such Isis Invention or Joint Invention, and OMI will promptly disclose to Isis any OMI Invention or Joint Invention, arising from or made in the performance of the Research Program and any patent or patent application claiming such Program Invention.

(b)                                 This Agreement will be understood to be a joint research agreement to discover Compounds and associated uses and to Develop Products in accordance with 35 U.S.C. § 103(c)(3).

Section 9.2                                                                                   Filing, Prosecution and Maintenance of Patents.

9.2.1                                                                                                                     Solely Owned Patents. Subject to the other sections of this Article 9, including the other subsections of this Section 9.2 below, each Party will have the sole right, at its cost and expense and at its sole discretion, to prepare, file, prosecute (including, without limitation, to control any interferences, reissue proceedings, oppositions and reexaminations), maintain, enforce and defend throughout the world any Patents solely owned or Controlled by such Party, including with respect to Isis, the Isis Core Technology Patents and the Isis Manufacturing and Analytical Patents.

9.2.2                                                                                                                     Filing, Prosecution and Maintenance of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents.

(a)                                  As between Isis and OMI, Isis will be responsible for the preparation, filing, prosecution (including, without limitation, any interferences, reissue proceedings, oppositions and reexaminations) and maintenance of Isis Core Technology Patents and Isis

Manufacturing and Analytical Patents, and Isis will be responsible for all costs incurred by Isis with respect to such preparation, filing, prosecution and maintenance of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents. At OMI’s reasonable request, Isis, or its outside counsel, will promptly provide OMI with an update of the filing, prosecution and maintenance status for each of the Isis Core Technology Patents and Isis Manufacturing and Analytical Patents, including without limitation an update of APPENDIX 3 and 4.

9.2.3                                                                                                                     Filing, Prosecution and Maintenance of Product Specific Patents.

(a)                                                                                                                                  [***]. In accordance with this Section 9.2.3 and subject to Section 9.2.4, for Product Specific Patents related to Selected Gene Targets that OMI has [***] Isis will have lead responsibility (using internal or outside counsel selected by Isis) for preparing, filing, prosecuting (including, without limitation, any interferences, reissue proceedings, oppositions and reexaminations) and maintaining such Product Specific Patents at Isis’ expense. In addition, within [***], for each Selected Gene Target, Isis will have filed a patent application claiming at a minimum the specific composition of matter of the Research Compound(s) targeting such Selected Gene Target. OMI will cooperate with Isis in the filing and prosecution of such patent applications, including consulting with and assisting Isis and its patent counsel in drafting patent applications and responses. At OMI’s reasonable request, Isis, or its outside counsel, will promptly provide OMI with an update of the filing, prosecution and maintenance status for each of the Product Specific Patents [***].

(b)                                                                                                                                 [***]. In accordance with this Section 9.2.3, for Product Specific Patents related to Selected Gene Targets that OMI [***], Isis will assign to OMI, in the form provided as provided in Appendix 17, all of Isis’ rights, title and interest in all Product Specific Patents, Research Results and data from the R&D Plan that relate to such Compound or Product.

(c)                                                                                                                                  Cooperation.                           In each case under Section 9.2.3 subparagraph (a) or (b) above, upon request by the Party prosecuting Product Specific Patents (the “Prosecuting Party”), the other Party will provide such assistance and execute such documents as are reasonably necessary to permit the filing, prosecution and/or maintenance of such Product Specific Patents or the issuance, maintenance and/or extension of any resulting patent or permit enforcement of such patent application or any such patent. At the request of the other Party, the Prosecuting Party, or its outside counsel, will provide the other Party with an update of the filing, prosecution and maintenance status for each of the Product Specific Patents on a periodic basis for which the Prosecuting Party assumes lead responsibility and will reasonably consult with and cooperate with the other Party with respect to the preparation, filing, prosecution and maintenance of such Product Specific Patents. If requested in writing by the other Party, the Prosecuting Party, or its outside counsel, will provide to the other Party copies of any papers relating to the filing, prosecution and maintenance of such Product Specific Patents promptly upon their being filed or received.

(d)                                                                                                                                 Election Not to File, Prosecute, or Maintain Product Specific Patents. In the event that the Prosecuting Party elects not to pursue or continue the filing, prosecution (including any material reduction in claim scope) or maintenance of any Patents or subject matter included in such Product Specific Patents in any country, it will provide the other Party with an opportunity to assume responsibility and costs for such filing, prosecution or maintenance of such Product Specific Patents as set forth in this Section 9.2.3. The Prosecuting Party will not knowingly permit any such Product Specific Patent to be abandoned in any country, or elect not to file a new patent application claiming priority to a patent application within such Product Specific Patents either before such patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including European Patent Office) or national application, without the other Party’s written consent or the other Party otherwise first being given an opportunity to assume full responsibility (at the assuming Party’s expense) for the continued prosecution and maintenance of such Product Specific Patents, or the filing of such new patent application. Accordingly, the Prosecuting Party, or its outside counsel, will, to the extent that it is able, provide the other Party with notice of the allowance and expected issuance date of any patent within the Product Specific Patents, or any of the aforementioned filing deadlines, and the other Party will provide the Prosecuting Party with prompt notice as to whether the other Party desires the Prosecuting Party to file any such new patent application.

(e)                                                                                                                                  National Phase Filing Decisions for Product Specific Patents. At the time that a Product Specific Patent is ready to enter National Phase outside of the United States, the Prosecuting Party shall provide notice to the other Party at least 30 Business Days prior to the National Phase deadline that an election of countries is required. OMI will provide notice to Isis of the countries it intends to elect and OMI shall bear the reasonable costs of such election.. At a minimum, OMI must elect the countries in which OMI typically enters National Phase for OMI’s products (collectively, the “Minimum OMI Countries”). The Minimum OMI Countries as of the Execution Date are set forth in APPENDIX 13 attached hereto. Isis shall have the right and option to elect other countries for National Phase entry in writing with notice to OMI. Upon such notice to Isis, Isis shall promptly notify OMI of its election and OMI will use Commercially Reasonable Efforts to comply with Isis’ election. Each Party shall bear the costs of their respective elections and prosecution. In the case where a Party wishes to pursue subject matter the Prosecuting Party (under subparagraph (a) or (b) above as the case may be) has deleted from a claim (where such Prosecuting Party has elected to not otherwise pursue the subject matter of such claim in the same or another application), the other Party may pursue at its own cost (including costs associated with transfer, filing, prosecution or maintenance) such subject matter in a corresponding continuation or divisional application (where permissible under law) in accordance with and subject to this Section 9.2.3.

(f)                                                                                                                                    Filing, Prosecution and Maintenance of Product Specific Patents by OMI.. For so long as OMI retains lead responsibility under this Section 9.2.3 with respect to a particular Product Specific Patent, OMI will not knowingly take any action or knowingly fail to take any action during the filing, prosecution and/or maintenance of such product Specific Patents that would result in claims that no longer cover the Product. In the case where OMI assumes responsibility, under subsection (b) of this section, for the preparation, filing, prosecution or maintenance of any patent or patent application as set forth above, and has used all good faith, reasonable efforts to comply with its obligations to provide notice and information as set forth in this Section 9.2.3, OMI will not be liable to Isis in any way with respect to its handling of, or the results obtained from, the filing, prosecution, issuance, extension or maintenance of such application or any resulting patent or any failure by it to so file, prosecute, extend or maintain.

(g)                                                                                                                                 Filing, Prosecution and Maintenance of Product Specific Patents by Isis. For so long as Isis retains lead responsibility under Section 9.2.3 with respect to a particular Product Specific Patent, Isis will not knowingly take any action or knowingly fail to take any action during the filing, prosecution and/or maintenance of such Product Specific Patents that would materially adversely affect such Product Specific Patents (including any material reduction in claim scope), without providing OMI written notice and information as set forth above. In the case where Isis assumes responsibility, under subsection (a) of this section, for the preparation, filing, prosecution or maintenance of any patent or patent application as set forth above, and has used all good faith, reasonable efforts to comply with its obligations to provide notice and information as set forth in this Section 9.2.3, Isis will not be liable to OMI in any way with respect to its handling of, or the results obtained from, the filing, prosecution, issuance, extension or maintenance of such application or any resulting patent or any failure by it to so file, prosecute, extend or maintain.

9.2.4                     Filing, Prosecution and Maintenance of Certain Program Patents, including Joint Patents.

(a)                                                                                                                                  This Section 9.2.4 will apply to Program Patents that are not Product Specific Patents (the preparation, filing, prosecution and maintenance of the Program Patents that are Product Specific Patents are governed by Section 9.2.3) and to Joint Patents under Section 9.1(a). Each Party will have lead responsibility for Program Patents invented solely by its own employees as provided in Section 9.1(a), and OMI will cooperate fully, with respect to the preparation, filing, prosecution (including, without limitation, any interferences, reissue proceedings, oppositions and reexaminations) and maintenance of the Program Patents with respect to Joint Patents claiming Program Inventions for the Term. Each Party will be responsible for all of its own out-of-pocket costs with respect to such preparation, filing, prosecution and maintenance of Program Patents that are not Product Specific Patents.

(b)                                                                                                                                 With respect to Joint Inventions claming Program Patents that are not Product Specific Patents, pursuant to 9.1(a), OMI will promptly disclose to Isis such Joint Inventions, and Isis will have the right, and bear the costs, in accordance with this Section 9.2.4 to file and prosecute any new patent application claiming such inventions. OMI will cooperate with Isis in the filing and prosecution of such patent applications, including consulting with and assisting Isis and its patent counsel in drafting patent applications and responses. In addition, upon request by Isis, OMI will provide such assistance and execute such documents as are reasonably necessary to permit the filing, prosecution or maintenance of such patent or patent application or the issuance, maintenance or extension of any resulting patent or permit enforcement of such patent application or any such patent. Isis, or its outside counsel, will provide OMI with an update of the filing, prosecution and maintenance status for each of the Program Patents on a periodic basis for which Isis assumes lead responsibility and will reasonably consult with and cooperate with OMI with respect to the preparation, filing, prosecution and maintenance of such Joint Patents, including providing OMI with drafts of proposed filings in sufficient time to allow OMI’s review and comment before such filings are due. Isis, or its outside counsel, will provide to OMI copies of any papers relating to the filing, prosecution and maintenance of such Joint Patents promptly upon their being filed or received. In the event that Isis elects not to pursue or continue the filing, prosecution or maintenance of any Joint Patents in any country, Isis will provide OMI with an opportunity to assume responsibility for such filing, prosecution or maintenance of such Patents to the same manner and under the same conditions that Isis is able to assume responsibility for Product Specific Patents from OMI as provided in Section 9.2.3, such that such Program Patent Rights will be treated in the same manner as Product Specific Patents under Section 9.2.3. In the case where either Party assumes responsibility for the preparation, filing, prosecution or maintenance of any patent or patent application as set forth above, and has used good faith, reasonable efforts to comply with its obligations to provide notice and information as set forth is this Section 9.2.4, that Party will not be liable to the other Party in any way with respect to its handling of, or the results obtained from, the filing, prosecution, issuance, extension or maintenance of such application or any resulting patent or any failure by it to so file, prosecute, extend or maintain.

9.2.5                     Cooperation. In accordance with the foregoing, each Party will cooperate reasonably in the preparation, filing, prosecution, and maintenance of the Product Specific Patents and Program Patent Rights. Such cooperation includes (a) promptly executing all papers and instruments and requiring employees (and other persons under obligation to assign Patents to such Party) to execute such papers and instruments as reasonable and appropriate so as to enable such other Party, to prepare, file, prosecute, and maintain such Patents in any country; and (b) promptly informing such other Party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patents.

Section 9.3                                                                                   Patent Term Extension. Isis and OMI will each cooperate with one another and will use Commercially Reasonable Efforts in obtaining patent term restorations and/or extensions (including without limitation, any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to patent rights covering those Products licensed by OMI hereunder. If elections with respect to obtaining such patent term extensions or supplemental protection are to be made, OMI will have the right to make such election, provided that such election will be made in accordance with applicable Law so as to maximize the period of marketing exclusivity for the Product.

Section 9.4                                                                                   Enforcement of Patents

9.4.1                     Enforcement by OMI of Product Specific Patents. In the event that Isis or OMI becomes aware of a suspected infringement of any Product Specific Patent, or any such Product Specific Patent is challenged in any action or proceeding (other than any interferences, reissue proceedings, oppositions or reexaminations, which are addressed above), such Party will notify the other Party promptly, and following such notification, the Parties will confer. OMI will have the right, but will not be obligated, to defend any such action or proceeding or bring an infringement action with respect to such infringement to the extent relevant to OMI’s exclusive rights hereunder at its own expense, in its own name and entirely under its own direction and control, or settle any such action, proceeding or dispute by license (to the extent such sublicense is permitted under this Agreement), subject to the following. Isis will reasonably assist OMI in any action or proceeding being defended or prosecuted if so requested, and will lend its name to such actions or proceedings if reasonably requested by OMI or required by Applicable Law. OMI will reimburse Isis for the documented out-of-pocket costs Isis reasonably incurs in providing such assistance as specifically requested in writing by OMI. In the event Isis is a required party to the proceeding or action, Isis will have the right to be represented by its own counsel (such selection to be subject to OMI’s approval, such approval not to be unreasonably withheld), and OMI will reimburse Isis for the documented external costs Isis reasonably incurs that are reasonably related to the proceeding or action, including attorneys fees, provided that OMI will retain overall responsibility for the prosecution of such action or proceeding in such event. In the event that Isis is not a necessary party to the proceeding or action, Isis will have the right to participate and be represented in any such suit by its own counsel at its own expense, provided that OMI will retain overall responsibility for the prosecution of such action or proceedings in such event. No settlement of any such action or proceeding which restricts the scope, or adversely affects the enforceability, of an Isis Patent Right, or which could be reasonably expected to have a material adverse financial impact on Isis, may be entered into by OMI without the prior written consent of Isis, which consent will not be unreasonably withheld, delayed or conditioned.

9.4.2                     Enforcement by Isis. If OMI elects not to settle, defend or bring any action for infringement described in Section 9.4.1 and so notifies Isis, including following any request by Isis to do so, then Isis may defend or bring such action at its own expense, in its own name, provided however that, Isis agrees not to so settle, defend or bring any action for infringement of a Product Specific Patent Right upon OMI’s request based on OMI’s good faith reasonable determination, the basis for which will be provided to Isis, that it is not in the best interest of the Parties to so settle, defend or bring such action for infringement. In the case where Isis proceeds to settle, defend or bring an action for such infringement, the following will apply. OMI will reasonably assist Isis in any action or proceeding being defended or prosecuted if so requested, and will lend its name to such actions or proceedings if requested by Isis or required by Applicable Law. Isis will reimburse OMI for the documented external costs OMI reasonably incurs, including attorneys fees, in providing such assistance as specifically requested in writing by Isis. OMI will have the right to participate and be represented in any such suit by its own counsel at its own expense, provided that Isis will retain overall responsibility for the prosecution of such suit or proceedings in such event. No settlement of any action or proceeding defended or brought by Isis with respect to a Product Specific Patent, which restricts the scope, or adversely affects the enforceability, of a Product Specific Patent, or which could be reasonably expected to have a material adverse financial impact on OMI, may be entered into by Isis without the prior written consent of OMI, which consent will not be unreasonably withheld, delayed or conditioned. In addition, if OMI elects not to settle, defend or bring any action for infringement against an infringing Third Party described in Section 9.4.1, then any infringing products sold by such Third Party will not be included in the calculation of sales of Generic Products under Section 6.7.

9.4.3                     Withdrawal. In addition to Section 9.4.2, if either Party brings an action or proceeding under this Section 9.4 and subsequently ceases to pursue or withdraws from such action or proceeding, it will promptly notify the other Party and the other Party may substitute itself for the withdrawing Party and pursue such action or proceeding in accordance with the terms of this Section 9.4 (including but not limited to the proviso in the first sentence of Section 9.4.2).

9.4.4                     Enforcement and Defense of Joint Patent Rights. With respect to infringement of a Joint Patent that is not a Product Specific Patent, the Party responsible for filing, prosecution and maintenance of such Joint Patent under Section 9.2.5 will have the first right to bring and control any enforcement action or proceeding with respect to such Joint Patent, and will bear all expenses thereof, and the other Party will have the right, at its own expense, to be represented in any such action.

9.4.5                     Cooperation. The Party not enforcing the applicable Patent will provide reasonable assistance to the other Party (at such other Party’s expense), including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

9.4.6                     Damages. In the event that either Party exercises the rights conferred in this Section 9.4 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered will first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith, including, without limitation, attorneys fees. Except as otherwise provided in this Section 9.4, each Party will bear its own expenses with respect to any suit or other proceeding against an infringer. If such recovery is insufficient to cover all such costs and expenses of both Parties, it will be shared pro rata in proportion to the total of such costs and expenses incurred by each Party. If after such reimbursement any funds will remain from such damages or other sums recovered, such funds will be divided as follows: (i) as to ordinary damages based on lost sales or profit, OMI will retain such funds and such funds will be treated as Net Sales and royalties will be payable by OMI to Isis with respect to such Net Sales in accordance with this Agreement and (ii) as to special or punitive damages, the Party that brought the enforcement action at its expense will receive [***]% of the amount of such special or punitive damages and the other Party will receive [***]% of the amount of such special or punitive damages.

9.4.7                     Enforcement of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents by OMI. In the event that Isis or OMI becomes aware of a suspected infringement of any Isis Core Technology Patents and Isis Manufacturing and Analytical Patents by a Third Party where such infringement involves the manufacture, use or sale of an ASO targeting a Collaboration Gene Target (including but not limited to infringement which is the subject of a notice under Section 9.5), the Parties will confer and discuss in good faith an enforcement strategy with respect to such Isis Core Technology Patents and Isis Manufacturing and Analytical Patents against such Third Party, and Isis will consider in good faith and not unreasonably deny or delay OMI’s request to enforce such Isis Core Technology Patents and Isis Manufacturing and Analytical Patents in the same manner as a Product Specific Patent as set forth above in this Article 9.

Section 9.5                                                                                   Notification of Patent Certification. Isis will notify and provide OMI with copies of any allegations of alleged patent invalidity, unenforceability or non-infringement of an Isis Patent Right Covering a Compound or Product (including methods of use thereof) pursuant to a Paragraph IV Patent Certification by a Third Party filing an Abbreviated New Drug Application, an application under §505(b)(2) or other similar patent certification by a Third Party, and any foreign equivalent thereof for a Generic Product. Such notification and copies will be provided to OMI by Isis as soon as practicable and at least within five (5) days after Isis receives such certification, and will be sent by facsimile and overnight courier to the address set forth below:

Ortho McNeil, Inc.

1000 US Route 202

Raritan, New Jersey, 08869

Attention:  President

Facsimile:  908-707-9757

With copy to:

Johnson & Johnson Chief Patent Counsel

Johnson & Johnson

1 Johnson & Johnson Plaza

New Brunswick, NJ 08933

Facsimile:  732-524-5575

Section 9.6                                                                                   Data Exclusivity and Orange Book Listings. With respect to data exclusivity periods (such as those periods listed in the FDA’s Orange Book (including without limitation any available pediatric extensions) or periods under national implementations of Article 11.1(a)(iii) of Directive 2001/EC/83, or similar periods as may be applicable to a biologic, and all international equivalents), OMI will use Commercially Reasonable Efforts consistent with its obligations under applicable law (including any applicable consent order) to seek, maintain and enforce all such data exclusivity periods available for the Products exclusively licensed by OMI hereunder. With respect to filings in the FDA Orange Book or other similar filings or listings as may be applicable (and foreign equivalents) for issued patents for a Product, upon reasonable request by OMI, Isis will provide reasonable cooperation to OMI in filing and maintaining any such listing and filings. All listing and filing decisions shall be at the sole discretion of OMI; provided ,however that OMI will not list Isis Core Technology Patents in the FDA Orange Book without Isis’ prior written consent, such consent not to be unreasonably withheld or delayed. In no event will Isis withhold or delay such consent where the listing of such Isis Core Technology Patent is required under applicable law.

Section 9.7                                                                                   Further Actions. Each Party will, upon the reasonable request of the other Party, provide such assistance and execute such documents as are reasonably necessary for such Party to exercise its rights and/or perform its obligations pursuant to this Article 9; provided however, that neither Party will be required to take any action pursuant to Article 9 that such Party reasonably determines in its sole judgment and discretion conflicts with or violates any applicable court or government order or decree.

Section 9.8                                                                                   Infringement Claims; Oppositions. OMI and Isis will promptly inform the other in writing of any written notice to it of alleged infringement or misappropriation, based on the research, development, making, using, importing, exporting or selling of a Compound or Product, of a Third Party’s intellectual property rights of which it will become aware. The Parties will confer on the handling of such matter. Isis will not acknowledge to a Third Party the validity of any such allegation or admit liability without the prior written consent of OMI, and OMI will not acknowledge to a Third Party the validity of any such allegation or admit liability without the prior written consent of Isis to the extent such action would reasonably be expected to create any liability for Isis. OMI and Isis will each keep the other advised of all material developments in the conduct of any proceedings in defending any claim of such alleged infringement or misappropriation and will cooperate with the other in the conduct of such defense. In no event may either Party settle any such infringement or misappropriation claim in a manner that would limit the rights of the other Party or impose any obligation on the other Party, without such other Party’s prior written consent, such consent not to be unreasonably withheld or delayed.

OMI and Isis will promptly inform the other in writing of any written notice to it of actual or threatened opposition related to the Product Specific Patents. The Parties will confer on the handling of such matter and such matters will be handled in accordance with Section 9.2.3 and 9.2.4 above.

Section 9.9                            Records Regarding Isis Patents. Each Party will assign patent counsel representatives who will be responsible for coordinating activities between the Parties in accordance with this Article 9. Such representatives will use Commercially Reasonable Efforts to maintain a report listing the Isis Patents that are subject to the license granted to OMI under Section 2.1. Such report will be used to facilitate the identification and tracking of the Isis Patents licensed under this Agreement, but will not, unless specifically agreed to in a separate written agreement signed by authorized representatives of both Parties, be considered to be a then-current complete and binding list of the Isis Patents licensed under this Agreement.

ARTICLE 10 -
TERM AND TERMINATION

Section 10.1                         Term. The term of this Agreement (the “Term”) commences upon the Execution Date and, unless earlier terminated in accordance with the provisions of this Article 10 or Article 11, will continue until (i) the expiration of all obligations to pay royalties on all Products to Isis (including any Pass Through Royalties) and (ii) the making, using or selling of a Compound or Product is not covered by a Valid Claim within any Isis Patent Right, provided, however, that in accordance with Section 14.13, certain provisions of this Agreement will only become effective and binding on the Parties as of the Effective Date upon the satisfaction of the conditions set forth in Section 14.13(c).

Section 10.2

OMI Right to Terminate.

(a)           At any time prior to the Effective Date, OMI may terminate this Agreement in accordance with the terms of Section 14.13(f) of this Agreement.

(b)           After the expiration of the Collaboration Term, OMI may terminate this Agreement (including its license rights under this Agreement) in full (but not in part), effective upon [***] prior written notice. For purposes of clarification, milestone and royalty payments will be due on milestones achieved and Products sold during the period between notice of termination and the effective date of termination.

(c)           At any time During the Collaboration Term, but following payment by OMI of the technology access fee under Section 6.1, OMI shall be entitled to terminate this Agreement (including its license rights under this Agreement) in full (but not in part) in the event of the detection in a test population of adverse experiences associated with the administration of MOE Gapmers as a generic class of compounds that are significant, serious or life threatening to the patient or demonstrate significant toxicological effect(s) of MOE Gapmers as a generic class on one or more body tissues that are not balanced by a countervailing benefit to the patient. The safety of MOE Gapmers will be determined by OMI in view of the risk to benefit relationship of such MOE Gapmers in the relevant patient population.

(d)           OMI shall be entitled to terminate this license at any time on a Product by Product basis for safety reasons, including the detection in a test population of adverse experiences associated with the administration of the Product that are significant, serious or life threatening to the patient or demonstrate significant toxicological effect(s) of such Product on one or more body tissues that are not balanced by a countervailing benefit to the patient. The safety of a Product will be determined by OMI in view of the risk to benefit relationship of such Product in the relevant patient population.

Section 10.3                         Material Breach.

(a)           If either Party believes that the other is in material breach of this Agreement (other than with respect to a breach of OMI’s obligations under Section 5.1, which is governed by Section 10.4), then the non-breaching Party may deliver notice of such breach to the other Party. In such notice the non-breaching Party will identify the actions or conduct that it wishes such Party to take for an acceptable and prompt cure of such breach (or will otherwise state its good faith belief that such breach is incurable); provided that such identified actions or conduct will not be binding upon the other Party with respect to the actions that it may need to take to cure such breach. If the breach is curable, the allegedly breaching Party will have [***] to either cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following such notice) or, if a cure cannot be reasonably effected within such [***] period, to deliver to the non-breaching Party a plan for curing such breach which is reasonably sufficient to effect a cure within a reasonable period. If the breaching Party fails to (i) cure such breach within the [***] period or (ii) use Commercially Reasonable Efforts to carry out the plan and cure the breach, the non-breaching Party may terminate this Agreement on a Product-by-Product basis by providing written notice to the breaching Party.

(b)           Notwithstanding the foregoing, if the allegedly breaching Party disputes in good faith the existence, materiality, or failure to cure of any such breach which is not a payment breach, and provides notice to the non-breaching Party (the “Other Party”) of such dispute within such [***] period, the Other Party will not have the right to terminate this Agreement in accordance with this Section 10.3 unless and until it has been determined in accordance with Section 14.4 that this Agreement was materially breached by the allegedly breaching Party and that Party fails to cure such breach within [***] following such determination. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

(c)           This Section 10.3 will be subject to and will not limit the provisions of Section 10.4 and Section 10.5.

Section 10.4                         Termination by Isis For Failure of OMI to Use Commercially Reasonable Efforts.

(a)                                           Subject to Section 10.4(b) and 10.4(c), at any time after the expiration of the Collaboration Term, Isis will have the right to terminate the License granted under Section 2.1 on a country-by-country basis, if OMI is in breach of its obligations to use Commercially Reasonable Efforts as set forth in Section 5.1, provided however, that the Agreement will not so terminate unless (i) OMI is given [***] prior written notice by Isis of Isis’s intent to terminate, stating the reasons and justification for such termination and recommending steps which OMI should take, and (ii) OMI, or its Licensee, has not used good faith Commercially Reasonable Efforts during the [***] period following such notice to diligently pursue the Development and/or Commercialization of at least one Compound or Product for each Collaboration Gene Target. Any such termination will be limited in force and effect to the country or countries and Products to which such breach relates. For clarity, it is understood and acknowledged that Commercially Reasonable Efforts in the Development of a Product in a particular country may include sequential implementation of clinical trials and/or intervals between clinical trials for data interpretation and clinical program planning and approval, to the extent such implementation is consistent with the scientific, technical and commercial factors relevant to Development of such Product in such country.

(b)                                           It is understood and acknowledged that if OMI (by itself or through its Affiliates or Licensees) uses Commercially Reasonable Efforts to Develop a Product in each and every Major Market Country, OMI will be deemed to be in compliance with its obligation under Section 5.1 to use Commercially Reasonable Efforts to Develop a Product with respect to all countries in the world. Termination under this Section 10.4 will apply to all Compounds and Products that target the applicable Collaboration Gene Target, but only for the affected country or countries.

(c)                                           If OMI disputes in good faith the existence or materiality of an alleged breach specified in a notice provided by Isis pursuant to Section 10.4(a), and provides notice to Isis of such dispute within the [***] following such notice provided by Isis, Isis will not have the right to terminate this Agreement unless and until the existence of such material breach or failure by OMI has been determined in accordance with Section 14.4 and OMI fails to cure such breach within [***] following such determination. It is understood and acknowledged that during the pendency of such a dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

Section 10.5                         Consequences of Termination.

10.5.1                                     Licenses. Upon termination of this Agreement in its entirety by either Party pursuant to this Article 10, the licenses granted by Isis to OMI hereunder will terminate.

10.5.2                                     Return of Information and Materials. Upon termination of this Agreement in its entirety by either Party pursuant to this Article 10, the Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival purposes.

Section 10.6                         Accrued Rights; Surviving Obligations.

10.6.1                                     Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. For clarification, no milestone payments or royalty payments under Article 5 will be payable by OMI following termination of this Agreement, except to the extent that the milestone event was achieved (in the case of milestone payments) or the Product was sold (in the case of royalty payments) prior to such termination.

10.6.2                                     Survival. Articles 7, 8, 9, 10, 11, 12 and 14, and Section 6.11, 6.15 and Section 13.4 of this Agreement will survive expiration or termination of this Agreement for any reason. Furthermore, Isis hereby grants to OMI a worldwide non-exclusive license, with the right to grant sublicenses under Section 2.2, to Isis Know-How existing now or in the future and disclosed to OMI during the Term, solely for the further manufacture and sale of Compounds and Products after the expiration of the Term. Isis further acknowledges and agrees that upon the expiration of the Term, (i) OMI will no longer have an obligation to pay royalties to Isis on any Product, and (ii) the making, using or selling of a Compound or Product will not be covered by a Valid Claim within any Isis Patent Right.

Section 10.7                         Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Isis or OMI are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (i.e., Title 11 of the U.S. Code) or analogous provisions of Applicable Law outside the United States, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States. The Parties agree that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for ‘intellectual property.’  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, the Party that is not subject to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in the non subject Party’s possession, will be promptly delivered to it upon the non subject Party’s written request therefor. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the U.S. Bankruptcy Code.

ARTICLE 11 -
ISIS REVERSION RIGHT

Section 11.1                         Isis Reversion Rights.

11.1.1     If (i) OMI terminates the Agreement under Section 10.2, (ii) OMI makes a substitution under Section 3.6.1, or (iii) Isis terminates the Agreement under Section 10.3 or 10.4, Isis may elect to continue to Develop and Commercialize any Compound or Product that is the subject of such termination or substitution (a “Discontinued Product”) by notice in writing to OMI within [***] of such termination (an “Election Notice”) that Isis is exercising its rights under this Section 11.1, in which case OMI will (x) grant to Isis a fully-paid, sublicensable, worldwide license or sublicense, as the case may be, to [***] as of the date of the Election Notice solely as they are [***] to make, have made, use, sell, offer for sale, have sold and import Discontinued Products, and (y) transfer to Isis, for Isis’ use with respect to the Development and Commercialization of the Discontinued Products, any data, results, regulatory information and files in the possession of OMI as of the date of the Election Notice that relate to such

Discontinued Products. Further, any Product Specific Patents assigned to OMI pursuant to 9.2.3 (c) shall be reassigned back to Isis.

11.1.2     In consideration for the rights granted by OMI to Isis under parts (x) and (y) of Section  11.1.1, Isis will pay a royalty on net sales of each Discontinued Product by Isis, its Affiliates and licensees as follows: (i) [***]% of net sales of such Discontinued Product if the Election Notice occurs after the applicable Compound or Product achieved the [***] milestone, and OMI makes the corresponding payment to Isis under Section 6.3, (ii) [***]% of net sales of such Discontinued Product if the Election Notice occurs after the applicable Compound or Product achieved the [***] milestone, and OMI makes the corresponding payment to Isis under Section 6.3. Such royalty payment obligation will be governed by Sections 6.8 through 6.15 (and the definition of Net Sales) which shall apply to Isis in the same way as they applied to OMI prior to such termination of the Agreement.

ARTICLE 12 -

INDEMNIFICATION, INSURANCE AND LIMITATION OF LIABILITY

Section 12.1                         Indemnification of Isis. OMI agrees to defend Isis, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Isis Indemnitees”), and will indemnify and hold harmless the Isis Indemnitees, from and against any liabilities, losses, costs, damages, fees or expenses payable to a Third Party, and reasonable attorneys’ fees and other legal expenses with respect thereto (collectively, “Losses”) arising out of any claim, action, lawsuit or other proceeding by a Third Party (collectively, “Third Party Claims”) brought against any Isis Indemnitee and resulting from or occurring as a result of: (a)  the Development, manufacture, use, handling, storage, sale or other Commercialization or disposition of any Compound or Product in the Territory by OMI or its Affiliates, Licensees or contractors, (b) any breach by OMI of any of its representations or warranties pursuant to this Agreement or any of the agreements or covenants in this Agreement that contemplate performance or compliance by OMI on or prior to the Effective Date or (c) to the extent resulting from the  negligence or willful misconduct of OMI or any OMI Affiliate or Licensee in connection with this Agreement; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any Isis Indemnitee or (sub)contractor of Isis, (ii) any breach by Isis of any of its representations, warranties, covenants or obligations pursuant to this Agreement or under any agreement with a Third Party, or (iii) any breach of Applicable Law by any Isis Indemnitee or (sub)contractor of Isis.

Section 12.2                         Indemnification of OMI. Isis agrees to defend OMI, its Affiliates, Licensees and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “OMI Indemnitees”), and will indemnify and hold harmless the OMI Indemnitees, from and against any Losses and Third Party Claims brought against any OMI Indemnitee and resulting from or occurring as a result of: (a) any breach by Isis of any of its representations or warranties pursuant to this Agreement or any of the agreements or covenants in this Agreement that contemplate performance or compliance by Isis on or prior to the Effective Date or (b) to the extent resulting from the negligence or willful misconduct of any Isis Indemnitee or any (sub)contractor of OMI in connection with this Agreement; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any OMI Indemnitee or (sub)contractor of OMI, (ii) any breach by OMI of any of its representations, warranties, covenants or obligations pursuant to this Agreement or under any agreement with a Third Party, or (iii) any breach of Applicable Law by any OMI Indemnitee or (sub)contractor of OMI.

Section 12.3                         Notice of Claim. All indemnification claims provided for in Sections 12.1 and 12.2 will be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 12.1 or 12.2, but in no event will the indemnifying Party be liable for any Losses to the extent such Losses result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

Section 12.4                         Defense, Settlement, Cooperation and Expenses.

(a)           Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within 30 calendar days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will as soon as is reasonably possible deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in Section 12.4(b), the Indemnified Party will be responsible for the legal costs or expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless the Indemnified Party from and against the Third Party Claim, the Indemnified Party will reimburse the indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Third Party Claims incurred by the Indemnifying Party solely attributed to the defense of the Third Party Claim on behalf of the Indemnified Party (but not those costs and expenses otherwise attributable to the defense of the Indemnifying Party).

(b)           Right to Participate in Defense. Without limiting Section 12.4(a), any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own cost and expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 12.4(a) (in which case the Indemnified Party will control the defense) or (iii) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles in which case the indemnifying Party will be responsible for any such costs and expenses of counsel for the Indemnified Party.

(c)           Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim and that will not admit liability or violation of Law on the part of the Indemnified Party or result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner (such as granting a license or admitting the invalidity of a Patent Controlled by an Indemnified Party), and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 12.4(a), the indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld). The indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld.

(d)           Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

(e)           Costs and Expenses. Except as provided above in this Section 12.4, the costs and expenses, including attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

Section 12.5                         Insurance. OMI will maintain at its cost and expense, adequate liability insurance (including product liability insurance covering OMI’s products undergoing clinical trials and commercialized products) to protect against potential liabilities and risk arising out of activities to be performed by OMI under this Agreement and any agreement related hereto and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the U.S. pharmaceutical industry for the activities to be conducted by  OMI under this Agreement. OMI will promptly notify Isis of any material change in insurance or self-insurance coverage or lapse in coverage in that regard. Furthermore, OMI will provide Isis the information Isis reasonably requests to allow Isis to maintain Isis’ clinical trial insurance covering the clinical trials for Compounds or Products conducted by OMI. Isis agrees to procure and maintain in full force and effect during the Term, valid and collectible insurance policies as outlined in Appendix 14. Upon written request, Isis shall provide OMI with certificates of insurance evidencing the required coverage.

ARTICLE 13 -
REPRESENTATIONS AND WARRANTIES

Section 13.1                         Representations, Warranties and Covenants. Each Party hereby represents and warrants as of both the Execution Date and Effective Date and covenants to the other Party that:

(a)  it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(b)  this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity;

(c)  all necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained; and

(d)  the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound.

Section 13.2                         Isis Representations, Warranties, and Covenants. Isis’ representations and warranties under this Agreement regarding gene targets are limited to GCCR, GCGR on both the Execution Date and Effective Date and the gene targets that are part of the Target Pool on the Execution Date. Similarly, Isis’ representations and warranties under this Agreement regarding Compounds are limited to (i) Compounds that inhibit GCCR and GCGR Compounds identified and known by Isis both on the Execution Date and Effective Date and (ii) Compounds that inhibit the gene targets that are part of the Target Pool on the Execution Date. As such, Isis hereby represents and warrants as of the Execution Date and, where indicated, as of the Effective Date and covenants to OMI that:

(a)           subject to the limitations set forth in Appendix 6, Isis has the sufficient legal and/or beneficial title and ownership or right to license (or sublicense as the case may be) with respect to the Isis Patents as is necessary to fulfill its obligations under this Agreement and further, that, with respect to the Compounds, the grant of the licenses (or sublicenses as the case may be) to OMI pursuant to this Agreement does not, and as of the Effective Date will not, violate any right known to Isis of any agreement Isis has with a Third Party;

(b)           with respect to agreements between Isis and any Third Party existing on the Execution Date, the only financial Pass Through Obligations for ISIS 325568 and ISIS 377131 are the Isis Supported Payments and further that Isis is not aware of any other Third Party Patents that are necessary for OMI to make, use or sell ISIS 325568 and ISIS 377131 other than those provided in Appendix 6. Any existing Pass Through Royalties encumbering the Compounds or gene targets in the Target Pool are listed in Appendix 6;

(c)           to the best of Isis’ knowledge, no actions, suits, claims, disputes, or proceedings concerning the Isis Patents licensed or to be licensed, hereunder are currently pending or are threatened, that if determined adversely to Isis would have a material adverse effect on the Research Program, Development Program or Isis’ ability to perform its obligations or to grant the licenses to OMI under this Agreement, or that would have a material adverse effect on or would impair OMI’s right to practice under the licenses granted or to be granted under this Agreement by Isis to OMI;

(d)           subject to the limitations set forth in Appendix 6, it has, and as of the Effective Date, will have, the ability to grant to OMI the licenses granted or to be granted by Isis under this Agreement on the terms set forth herein;

(e)           subject to the limitations set forth in Appendix 6, it is not currently, and as of the Effective Date will not be, subject to any agreement with any Third Party or to any outstanding order, judgment or decree of any court or administrative agency that restricts it in any way from granting to OMI the licenses granted by Isis under this Agreement on the terms set forth herein or the right of OMI to exercise such license rights;

(f)            it has not granted, or permitted to be attached, and it will not grant or permit to be attached during the Term, any lien, security interest or other encumbrance with respect to the Isis Technology, Research Results or Program Inventions which would adversely effect the rights granted to OMI hereunder;

(g)           during the Term, Isis will use commercially reasonable efforts to maintain and not to breach any agreements with Third Parties that provide a grant of rights from such Third Party to Isis that are Controlled by Isis and are licensed or become subject to a license from Isis to OMI under this Agreement; as of the Execution Date, Isis is in compliance in all material respects with any aforementioned agreements with Third Parties;

(h)           it has not granted, as of the Effective Date will not have granted, any license, option or other rights to any other Third Party with respect to any Product Specific Patents (with the exception of the material transfer agreements listed as numbers 20-29 in Appendix 6);

(i)            subject to the limitations set forth in Appendix 6, it has not granted, and as of the Effective Date will not have granted, any right, license or interest in or to, or an option to acquire any of the foregoing with respect to, the intellectual property rights licensed to OMI hereunder that is in conflict with the rights or licenses granted or to be granted to OMI under this Agreement;

(j)            the Isis In-License Agreements that Isis considers in good faith to be most relevant to the manufacture, use or sale of Compounds and Products as contemplated under the initial R&D Plan (together with any associated potential Pass Through Obligations) are included in the list of agreements identified in Appendix 6;

(k)           Isis owns or possesses adequate licenses or other rights to use all existing research tools that it uses or has used to identify the Compounds;

(l)            unless disclosed in writing between the Parties to this Agreement or their respective agents, to Isis’ knowledge, (i) there are no issued patents of a Third Party that would be infringed by OMI’s manufacture, use or sale of the Compounds and (ii)  no Third party is currently infringing any Product Specific Patents licensed hereunder;

(m)          the license and/or transfer of any data related to the Compounds that is part of the Isis Know-How and Product Specific Know-How under this Agreement will not violate the terms of any agreement Isis has with a Third Party;

(n)           Isis has written evidence that [***];

(o)           Isis is not aware of any Third Party Patents, apart from those encompassed in the licenses listed in Appendix 6 that are necessary for OMI to make, use or sell ASOs directed to gene targets that are part of the Target Pool; and

(p)           on or prior to the Effective Date, Isis will have exercised the Purchase Option, consummated the Purchase Option Closing and terminated the Technology License Agreement (as such terms are defined in Section 14.13 herein) and re-acquired Isis’ GCCR Program and GCGR Programs pursuant to the Purchase Option Agreement such that neither Symphony GenIsis Inc. nor Symphony GenIsis Holdings LLC will have any rights that would prevent or encumber or otherwise limit the licenses granted by Isis to OMI under this Agreement or Isis’ ability to perform its obligations under the R&D Plan.

Section 13.3                         OMI Representation and Covenant. OMI hereby represents and warrants as of both the Execution Date and the Effective Date and covenants to Isis that:

(a)           OMI has the requisite personnel, facilities, equipment, expertise, experience and skill to perform its obligations under this Agreement;

(b)           OMI’s sales representatives will perform in a professional, timely, competent and efficient manner in the performance of its rights and obligations under this Agreement; and

(c)           OMI, its Affiliates, and its Licensees will at all times comply with all Applicable Laws in the performance of its rights and obligations under this Agreement.

(d)           certain OMI Affiliate employee(s) were previously employed by Isis and may work on the subject matter of this Agreement; therefore OMI represents that, while the employee(s) Know-How learned at Isis may be employed to the benefit of this Collaboration, such information shall remain Confidential pursuant to Article 8 herein.

Section 13.4                         DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 13, OMI AND ISIS MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND OMI AND ISIS EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 14 -
MISCELLANEOUS

Section 14.1                         Assignment; OMI Affiliates. Except as expressly set forth in this Agreement, without the prior written consent of the other Party hereto, neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that (i) either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party to any Third Party with which it has merged or consolidated, or to which it has transferred all or substantially all of its assets or stock to which this Agreement relates if in any such event the Third Party assignee or surviving entity assumes in writing all of the assigning Party’s obligations under this Agreement or (ii) Isis may assign or transfer its rights under Article 6 (but no liabilities) to a Third Party in connection with a royalty factoring transaction. Any purported assignment or transfer in violation of this Section 14.1 will be void ab initio and of no force or effect. Isis acknowledges and agrees that certain of OMI’s responsibilities and obligations may be performed by one or more of OMI’s Affiliates; provided, however, that OMI will continue to be liable to Isis for any breach of this Agreement by any of OMI’s Affiliates.

Section 14.2                         Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

Section 14.3                         Governing Law; Jurisdiction. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York, USA without reference to any rules of conflicts of laws. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any federal court of the United States of America sitting in the City of Chicago, Illinois and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such federal court in Chicago. For clarification, any dispute relating to the scope, validity, enforceability or infringement of any Patents will be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction.

Section 14.4                         Dispute Resolution.

14.4.1                                     Resolution by Senior Representatives. The Parties will seek to settle amicably any and all disputes, controversies or claims arising out of or in connection with this Agreement. Any dispute within the R&D Committee’s decision-making authority will be finally decided as set forth in Appendix 5. Any dispute between the Parties which is outside the R&D Committee’s decision-making authority will be promptly presented to each Party’s respective co-chair of the R&D Committee for resolution, and if the co-chairs of the R&D Committee are unable to resolve such dispute, such dispute will then be presented to the President, R&D of OMI and the Executive Vice President and CFO of Isis (the “Senior Representatives”), or their respective designees, for resolution. Such Senior Representatives, or their respective designees, will meet in-person or by teleconference as soon as reasonably possible thereafter, and use their good faith efforts to mutually agree upon the resolution of the dispute, controversy or claim. Any dispute within the R&D Committee’s decision-making authority will not be subject to arbitration.

14.4.2                                     Arbitration and Mediation. If after negotiating in good faith pursuant to Section 14.4.1, after good faith discussions undertaken within reasonable promptness, to reach an amicable agreement within 90 days, then either Party may upon written notice to the other submit to mediation and binding arbitration pursuant to Sections 14.4.2.2 and 14.4.2.3 below. No statements made by either Party during such discussions will be used by the other Party or admissible in arbitration or any other subsequent proceeding for resolving the dispute.

14.4.2.1 Arbitration.

a.               Any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, not resolved under the provisions of Sections 14.4.1 and 14.4.2.3 will be submitted for resolution to arbitration pursuant to the rules then pertaining of the CPR Institute for Dispute Resolution for Non-Administered Arbitration (available at www.cpradr.org/arb-rules.htm), or successor (“CPR”), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in Chicago, Illinois.

b.              The arbitration panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators). Unless otherwise agreed by the Parties, each of the arbitrators will be a lawyer with at least 15 years experience with a law firm or corporate law department of over 25 lawyers or who was a judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant Party are stated to be less than $[***], and the aggregate damages sought by the counterclaimant Party are stated to be less than $[***], and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be neutral, independent, disinterested, and impartial and shall abide by The CPR-Georgetown Commission Proposed Model Rule for the Lawyer as Neutral available at www.cpradr.org/cpr-george.html.

c.               The Parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within 45 days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrators within 45 days of selection, and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than nine (9) months after selection of the arbitrators and in the award being rendered within 60 days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within 45 days after the conclusion of the hearings.

d.              In the event the Parties cannot agree upon selection of any arbitrators, the CPR will select arbitrators as follows: CPR shall provide the Parties with a list of no less than 25 proposed arbitrators (15 if a single arbitrator is to be selected) having the credentials referenced above. Within 25 days of receiving such list, the Parties shall rank at least 65% of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The Parties may then interview the five candidates (three if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, CPR shall select the appropriate number of arbitrators from among the members of the various CPR Panels of Distinguished Neutrals, allowing each side challenges for cause and three peremptory challenges each.

e.               In the event the Parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in paragraph (c) above, then the arbitrators shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the paragraph (c) schedule. The arbitrators shall provide for discovery according to those time limits, giving recognition to the understanding of the Parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the paragraph (c) schedule may be met without difficulty. In no event will the arbitrators, absent agreement of the Parties, allow more than a total of ten days for the hearing or permit either side to obtain more than a total of 20 hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serve more than 10 individual requests for documents, including subparts, or 10 individual requests for admission or interrogatories, including subparts. Multiple hearing days will be scheduled consecutively to the greatest extent possible.

f.                 The arbitrators must render their award by application of the substantive law of Illinois, except regarding any patent disputes or other such issues where state law is preempted by federal law, in which event US federal law shall apply, and are not free to apply “amiable compositeur” or “natural justice and equity.”  The arbitrators shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either Party. The arbitrators shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence.

g.              In the event the panel’s award exceeds $[***] in monetary damages or includes or consists of equitable relief, or rejects a claim in excess of that amount or for that relief, then the losing Party may obtain review of the arbitrators’ award or decision by a single appellate arbitrator (the “Appeal Arbitrator”) selected from the CPR Panels of Distinguished Neutrals by agreement or, failing agreement within seven working days, pursuant to the selection procedures specified in paragraph d above. If CPR cannot provide such services, the Parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he/she can commit to rendering a decision within forty-five days following oral argument as provided in this paragraph. Any such review must be initiated within thirty (30) days following the rendering of the award referenced in f above.

h.              The Appeal Arbitrator will make the same review of the arbitration panel’s ruling and its basis that the U.S. Court of Appeals of the Circuit where the arbitration hearings are held would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel’s award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel’s findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the Parties, opening and reply briefs of the Party pursuing the review, and the answering brief of the opposing Party, plus a total of no more than four (4) hours of oral argument evenly divided between the Parties. The Party seeking review must submit its opening brief and any reply brief within seventy-five (75) and one hundred thirty (130) days, respectively, following the date of the award under review, whereas the opposing Party must submit its responsive brief within one hundred ten (110) days of that date. Oral argument shall take place within five (5) months after the date of the award under review, and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

i.                  The Parties consent to the jurisdiction of the State or Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder (including after review by the Appeal Arbitrator where such an appeal is pursued). Should such court for any reason lack jurisdiction, any court with jurisdiction shall act in the same fashion.

j.                  Each Party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

k.               EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

l.                  EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES FROM THE OTHER. EACH PARTY HERETO WAIVES ANY CLAIM OF CONSEQUENTIAL, INDIRECT  OR INCIDENTAL DAMAGES FROM THE OTHER. EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS’ FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER. IN ADDITION, THE RIGHTS OF TERMINATION BY ISIS UNDER SECTION 10.4 AND THE EFFECT OF SUCH TERMINATION AS SET FORTH IN SECTIONS 10.5 AND 11.1 WILL BE ISIS’ ONLY REMEDY AND OMI’S ONLY LIABILITY WITH RESPECT TO OR RESULTING FROM OMI’S BREACH OF ITS OBLIGATIONS AS SET FORTH IN SECTION 5.1.

14.4.2.2                 Mediation.

a.               Any dispute, controversy or claim arising out of or related to this Agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration shall, before submission to arbitration, first be mediated through non-binding mediation in accordance with The CPR Mediation Procedure then in effect of the CPR Institute for Dispute Resolution (CPR) available at www.cpradr.org/m_proced.htm, except where that procedure conflicts with these provisions, in which case these provisions control. The mediation shall be conducted in Chicago, Illinois and shall be attended by a senior executive with authority to resolve the dispute from each of the Parties.

b.              The mediator shall be neutral, independent, disinterested and shall be selected from a professional mediation firm such as ADR Associates or JAMS/ENDISPUTE or CPR.

c.               The Parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within 10 days of initiation of the mediation, the mediator shall be selected by CPR as follows: CPR shall provide the Parties with a list of at least 15 names from the CPR Panels of Distinguished Neutrals. Each Party shall exercise challenges for cause, two peremptory challenges, and rank the remaining candidates within 5 working days of receiving the CPR list. The Parties may together interview the three top-ranked candidates for no more than one hour each and, after the interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking.

d.              The mediator shall confer with the Parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances may the commencement of arbitration under Section 14.3.4.2 above be delayed more than 45 days by the mediation process specified herein absent contrary agreement of the Parties.

e.               Each Party agrees not to use the period or pendency of the mediation to disadvantage the other Party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings.

f.                 Each Party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

14.4.3                     Disputes Regarding Material Breach. If the Parties are in dispute as to whether one Party is in material breach of this Agreement, then the arbitrator will first determine if material breach has in fact occurred, and if so, will grant the defaulting Party the cure period provided pursuant to Section 10.3 (or 10.2, as applicable). If the material breach is not cured within the time period provided pursuant to Section 10.3 (or 10.2, as applicable), the arbitration will continue and the arbitrator will, as part of the same arbitration, award actual direct damages to the non-defaulting Party.

Section 14.5                         Notices. Except as otherwise provided for in this Agreement, all notices or other communications that are required or permitted hereunder will be in writing and delivered personally with acknowledgement of receipt, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to OMI, to:

Ortho McNeil, Inc.

1000 US Route 202

Raritan, New Jersey, 08869 Attention:  President

Facsimile:  908-707-9757

With copy to:

Chief Patent Counsel

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Facsimile:  (732) 524-5575

If to Isis, to:

Isis Pharmaceuticals, Inc.

1896 Rutherford Road

Carlsbad, California 92008

Attention: Executive Vice President and CFO

Facsimile: (760) 603-4650

With a copy to:

Attention:  General Counsel

Facsimile: (760) 268-4922

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a Business Day, (ii) on the Business Day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third Business Day following the date of mailing, if sent by mail. It is understood and agreed that this Section 14.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

Section 14.6                         Entire Agreement; Modifications. This Agreement (including the attached Appendices and the R&D Plan) sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

Section 14.7                         Headings. The headings of Articles and Sections of this Agreement are for ease of reference only and will not affect the meaning or interpretation of this Agreement in any way.

Section 14.8                         Relationship of the Parties. It is expressly agreed that the Parties will be independent contractors of one another and that the relationship between the Parties will not constitute a partnership, joint venture or agency.

Section 14.9                         Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. Any such waiver will not be deemed a waiver of any other right or breach hereunder.

Section 14.10                       Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 14.11                       No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties.

Section 14.12                       Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary to carry out the provisions and purposes of this Agreement.

Section 14.13                       HSR Act Filing; Symphony GenIsis Purchase Option Closing and Technology License Termination; Effective Date.

(a) The Parties will each, prior to or as promptly as practicable after the Execution Date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice (requesting early termination of the waiting period) any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby; provided that the Parties will each file the notifications required to be filed under the HSR Act no later than five (5) Business Days after the Execution Date of this Agreement. Each Party will be responsible for its own costs in connection with such filing. The Parties will use commercially reasonable efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act and any applicable foreign equivalent thereof to terminate or expire at the earliest possible date after the date of filing.

Notwithstanding the foregoing or any other provision of this Agreement, neither OMI nor any of its affiliates shall be required to agree to any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of, or any limitation on, the acquisition, ownership, operation, effective control or exercise of full rights of ownership of (a “Divestiture”), any asset or assets of OMI or its affiliates.

(b) Isis will, upon receipt of notice of the expiration or earlier termination of the waiting period under the HSR Act in the United States with respect to the transactions contemplated hereby (“HSR Clearance”), immediately (i) exercise the Purchase Option pursuant to the Purchase Option Agreement, dated April 7, 2006 (the “Purchase Option Agreement”), among Isis, Sympony GenIsis Holdings LLC (“Holdings”) and Symphony GenIsis Inc. (“Symphony GenIsis”), (ii) consummate the Purchase Option Closing and re-acquire the rights to Isis’ GCCR Program and GCGR Program pursuant to the Purchase Option Agreement, and (iii) terminate the Novated and Restated Technology License Agreement, dated April 7, 2007 (the “Technology License Agreement”), between Isis, Holdings and Symphony GenIsis.

(c)                                           Notwithstanding anything in this Agreement to the contrary, Articles  2, 3,  4, 5, 6, 9, and 11 of this Agreement  will not become effective and binding on the Parties until (i) receipt of HSR Clearance (ii) the consummation of the Purchase Option Closing and the termination of the Technology License Agreement, and (iii) receipt by OMI of a Confirmation of Closing, in the form set forth in Appendix 15 hereto, executed by Isis and Holdings, a Confirmation of Termination, in the form set forth in Appendix 15 hereto, executed by Isis and Symphony GenIsis, and other evidence reasonably satisfactory to OMI that the Purchase Option Closing has been consummated and the Technology License Agreement has been terminated. The date of satisfaction of the conditions set forth in this Section 14.13(c) is referred to in this Agreement as the “Effective Date.”

(d)                                           At OMI’s request, Isis will deposit into escrow with legal counsel mutually agreeable to both Parties, all documents that are necessary to exercise the Purchase Option and required by Isis to consummate the Purchase Option Closing and terminate the

Technology License Agreement, with instructions to deliver such documents to Symphony GenIsis and Holdings and declare such documents automatically effective upon receipt of HSR Clearance.

(e)                                           Defined terms used in this Section 14.13, but not otherwise defined in this Agreement, will have the meaning ascribed to them in the Purchase Option Agreement.

(f)                                            If the conditions set forth in Section 14.13(c)(ii) and (iii) above shall not have been satisfied within 10 (ten) Business Days of receipt of HSR Clearance, OMI shall have the unilateral right to terminate this Agreement without any prior notice to Isis.

(g)                                           In the event of a termination of this Agreement under part (f) above, notwithstanding the provisions of Section 10.6.2 herein, only Articles  7, 8, 10, 12 and 14 and Section 13.4 of this Agreement shall survive such termination.

Section 14.14                       Force Majeure. Neither Party will be charged with any liability for delay in performance of an obligation under this Agreement to the extent such delay is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, fire, explosion, and compliance in good faith with any governmental Law, regulation or order. The Party affected will give prompt written notice to the other Party of any material delay due to such causes.

Section 14.15                       Interpretation.

(a)           Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties hereto and their counsel. Accordingly, in the event an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b)           The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “will” will be construed to have the same meaning and effect as the word “will”. The word “any” will mean “any and all” unless otherwise clearly indicated by context.

(c)           Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any Applicable Laws herein will be construed as referring to such Applicable Laws as from time to time enacted, repealed or amended, (iii) any reference herein to any person will be construed to include the person’s successors and assigns, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (v) all references herein to Articles, Sections or Appendices, unless otherwise specifically provided, will be construed to refer to Articles, Sections and Appendices of this Agreement.

(d)           References to sections of the Code of Federal Regulations and to the United States Code will mean the cited sections, as these may be amended from time to time.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	Executive Vice President & CFO

ORTHO MCNEIL, INC.

By:	/s/ Michael J. Grissing
Name:	Michael J. Grissing
Title:	VP Corporate Development

List of Appendices

Appendix 1:	Definitions

Appendix 2:	Product Specific Patents

Appendix 3:	Isis Core Technology Patents

Appendix 4:	Isis Manufacturing & Analytical Patents

Appendix 5:	[***]

Appendix 6:	Isis In-License Agreements & Prior 3rd Party Agreements

Appendix 7:	Form of Invoice

Appendix 8:	Clinical Supply Agreement

Appendix 9:	Clinical Quality Agreement

Appendix 10:	J&J Universal Calendar

Appendix 11:	Description of ISIS 325568 & 377131

Appendix 12:	Target Pool & Selected Gene Targets

Appendix 13:	Minimum OMI Countries

Appendix 14:	Isis Insurance Requirements

Appendix 15:	Symphony GenIsis Confirmation of Closing and Confirmation of Termination

Appendix 16:	[***]

Appendix 17:	Assignment of Product Specific Patents

APPENDIX 1

DEFINITIONS

“Additional Third Party Agreement” has the meaning set forth in Section 6.5.2.

“Affiliate” of an entity means any other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first entity. For purposes of this definition only, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance.

“Agreement” means this Collaboration and License Agreement, together with all Appendices attached hereto, the R&D Plan and the R&D Budget as the same may be amended or supplemented from time to time in accordance with the terms of this Agreement.

“Applicable Law” or “Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including but not limited to any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time, but excluding patent laws.

“Approval” means, with respect to any Product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use and sale of the Product in such jurisdiction in accordance with Applicable Laws. In jurisdictions where the applicable Regulatory Authority sets the pricing authorizations necessary for a Product, Approval will be deemed to have occurred even if the final approval to market and sell the Product is being withheld because OMI (or its Affiliates or Licensee) and the Regulatory Authority have not yet determined pricing so long as all other approvals, licenses, registrations or authorizations necessary for marketing, sale, and/or use of such Product in such jurisdiction have been obtained.

“API” means the bulk active pharmaceutical ingredient Compound manufactured in accordance with GMP for a Product. References to the weight of a quantity of API refer to the gross mass of the API after lyophilization.

“ASO” [***]

 “Business Day” means any day, other than Saturday, Sunday or any statutory holiday in the United States.

“Calendar Quarter” means a Johnson & Johnson Calendar Quarter of the Johnson & Johnson Calendar Year, based on the Johnson & Johnson Universal Calendar for that year, a copy of which, for 2007is attached hereto as Appendix 10, and which is used for OMI’s internal business purposes; provided, however, that wherever this Agreement refers to the timing of when Isis will provide an invoice to OMI, any reference to Calendar Quarter will mean the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31.

“Calendar Year” shall mean a calendar year based on the J&J Universal Calendar for that year.

“Clinical Supply Agreement” has the meaning set forth in 4.2 and attached in Appendix 8.

“Combination Product” means a Product that includes at least one additional active ingredient (whether coformulated or copackaged) which is not a Compound.

“Commercialize”, “Commercializing” and “Commercialization” means activities directed to manufacturing, obtaining pricing and reimbursement approvals, carrying out Phase 4 Trials for, marketing, promoting, distributing, importing or selling a Product.

“Collaboration” has the following meaning. A Development Program to advance ISIS 325568 and ISIS 377131 through human clinical trials and ultimately Commercialize them as Products; and A Research Program to (i) [***] and (ii) at OMI’s option [***] in each case for OMI to advance into human clinical trials and ultimately Commercialize as Products.

“Collaboration Gene Targets” means GCGR, GCCR or a Selected Gene Target. For purposes of clarification, once a Collaboration Gene Target has been returned to Isis pursuant to Section 3.6 or Article 11, such gene target will no longer be considered a Collaboration Gene Target.

 “Collaboration Term” means, the period of time beginning on the Effective Date and ending on the later to expire of the Research Term and the Development Program Term.

“Commercially Reasonable Efforts” means, with respect to a Compound and Product, the carrying out of discovery, research, Development or Commercialization activities using the efforts that the applicable Party would reasonably devote to a compound or product of similar market potential or profit potential at a similar stage in development or product life resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, regulatory authority-approved labeling, product profile, the competitiveness of alternative products in the marketplace, the likely timing of the product’s entry into the market, the patent and other proprietary position, the likelihood of regulatory approval and other relevant scientific, technical and commercial factors.

“Compound” means a Research Compound, a GCGR Compound and/or a GCCR Compound.

“Confidential Information” means all information and Know-How and any tangible embodiments thereof provided by or on behalf of the Disclosing Party to the Receiving Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, including without limitation data; knowledge; practices; processes; ideas; R & D Plans plans; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the Disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business; regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the Disclosing Party in oral, written, graphic or electronic form. For all purposes of this Agreement, the Research Results (for so long as and to the extent OMI has rights hereunder) will be treated as being Confidential Information of both Parties. Accordingly, each Party will be considered the Receiving Party with respect to the Research Results and will be subject to all of the restrictions and obligations of this Agreement with respect to the disclosure and use of such Research Results to the same extent as applicable to Confidential Information disclosed to such Party by the other Party. Nothwithstanding the foregoing, upon the transfer of the ownership of relevant Research Results and data pursuant to Section 9.2.3 of this Agreement, such Research Results and data will be the sole property of OMI and Isis will continue to maintain their confidential nature pursuant to the terms of Article 8 of this Agreement.

Notwithstanding the foregoing, information or Know-How of a Party will not be deemed Confidential Information for purposes of this Agreement to the extent that the Receiving Party can show by competent proof that such information or Know-How:

(a)           was already known to the Receiving Party or any of its Affiliates, without any obligation to the Disclosing Party to keep it confidential or restricting its use, prior to the time of disclosure to such Receiving Party;

(b)           was generally available or known to parties reasonably skilled in the field to which such information or Know-How pertains, or was otherwise part of the public domain, at the time of its disclosure to the Receiving Party;

(c)           became generally available or known to parties reasonably skilled in the field to which such information or Know-How pertains, or otherwise became part of the public domain, after its disclosure to such Receiving Party through no fault of the Receiving Party, provided, Confidential Information shall not be deemed to have entered the public domain merely by reason of its having been filed with any Regulatory Authority;

(d)           was disclosed to such Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof, and was not obtained indirectly or directly from the Disclosing Party or in connection with the Research Program; or

(e)           was independently discovered or developed outside of the Research Program by employees or (sub)contractors of the Receiving Party or any of its Affiliates, without the aid, application or use of Confidential Information of the Disclosing Party.

“Control” means, with respect to any Know-How, Patent or other intellectual property right, possession by a Party (including its Affiliates) of the right (whether by ownership, license or otherwise) to grant to the other Party access, ownership, a license, sublicense and/or other right to or under such Know-How, Patent or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that later becomes an Affiliate of Isis after the Effective Date (including a Third Party acquirer), no intellectual property of such Third Party will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of Isis.

“Cover”, “Covered” or “Covering” means, with respect to a Patent, that, but for rights granted to a Person under such Patent, the practice by such Person of an invention claimed in such Patent would infringe a Valid Claim included in such Patent, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“Designation of a Compound as a Clinical Candidate” means the designation by an appropriate committee of OMI of a Compound as ready for the initiation of IND-Enabling Studies. The initiation of IND-Enabling studies for a Compound for which a Product Specific Patent filing has been made will together be conclusive evidence that “Designation of a Compound as a Clinical Candidate” has occurred for such Compound.

“Development” means non-clinical (such as, but not limited to, IND-enabling toxicology and production of GMP quality Product) and clinical development activities reasonably related to the development and submission of information to a Regulatory Authority, including, without limitation,  chemical synthesis, toxicology, pharmacology, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, manufacturing, statistical analysis, and clinical studies. When used as a verb, “Develop” means to engage in Development.

“Development Compound” means ISIS 377131 and ISIS 325568.

“Development Program” has the meaning set forth in 3.1.

“Development Program Term” has the meaning set forth in 3.3.1

“Disclosing Party” has the meaning set forth in Section 8.1.

“Discontinued Product” has the meaning set forth in 11.1.

“Dollars” or “$” means the lawful currency of the United States.

“Effective Date” has the meaning set forth in Section 14.13 of this Agreement.

 “Election Notice” has the meaning set forth in 11.1.

“EMEA” means the European Regulatory Authority known as the European Medicines Agency and any successor agency thereto.

“EU” means the European Union, as its membership may be altered from time to time, and any successor thereto, and which, as of the Effective Date, consists of Austria, Belgium, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden and the United Kingdom, and that certain portion of Cyprus included in such organization.

“Execution Date” has the meaning set forth in the opening paragraph of this Agreement.

“FDA” means the United States Food and Drug Administration and any successor agency thereto.

“First Commercial Sale” means the first sale of a Product by OMI, its Affiliates or a Licensee to a Third Party in a particular country after Approval of such Product has been obtained in such country.

“FTE” means the equivalent of the work of one (1) employee with appropriate professional scientific and/or technical or managerial experience, working on a dedicated full time basis for one (1) year (consisting of at least a total of [***] hours per year of dedicated effort, excluding vacations and holidays) of work on or directly related to the R&D Plan, carried out by an Isis employee, or Third Party mutually agreed upon by the R&D Committee and expressly stated in the R&D Plan. Overtime will not be counted toward the number of hours that are used to calculate the FTE contribution. No one person will be permitted to account for more than [***] hours of FTE contribution per year. Any person who devotes less than [***] hours per year will be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked divided by [***].

“FTE Rate” means the rate that OMI will fund Isis FTEs which is $[***] per FTE for the year ending December 31, 2007. For the year ending December 31, 2008 and each year thereafter such FTE rate will increase by a factor that reflects the [***] for such year.

“GAAP” means generally accepted accounting principles of the United States consistently applied.

“GCCR” means glucocorticoid receptor (GenBank accession #NM_000176), or any alternate splice variants, mutants, polymorphisms and fragments thereof.

“GCCR Compound” means (i) ISIS 377131 or [***]

“GCCR Product” means any pharmaceutical product containing a GCCR Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms.

“GCGR” means glucagon receptor (GenBank accession #NM_000160), or any alternate splice variants, mutants, polymorphisms and fragments thereof.

“GCGR Compound” means (i) ISIS 325568 or [***]

“GCGR Product” means any pharmaceutical product containing a GCGR Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms.

“Generic Product(s)” means a product or products containing an active ingredient having the same or substantially the same chemical structure as the applicable Compound contained in the applicable Product, whether approved under an NDA, ANDA, an application under 505(b)(2), or any equivalent thereof, or otherwise by a Regulatory Authority within the Territory.

“Good Clinical Practice” or “GCP” shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the United States Code of Federal Regulations, ICH guidelines and applicable regulations, laws or rules as promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other organizations and governmental agencies in countries in which a Licensed Product is intended to be sold to the extent such standards are not less stringent than United States GCP.

“Good Laboratory Practice” or “GLP” shall mean the then current standards for laboratory activities for pharmaceuticals, as set forth in the FDA’s GLP regulations and/or ICH guidelines and applicable regulations.

“Good Manufacturing Practice(s)” or “GMP” shall mean the regulatory requirements for current good manufacturing practices promulgated in the United States Code of Federal Regulations including those rules promulagated by the United States Food and Drug Administration  under the U.S. Food, Drug and Cosmetic Act, 21 C.F.R. § 210 et seq. (“FD&C Act”) and ICH Guidelines and applicable regulations, as the same may be amended from time to time.

“Holdings” has the meaning set forth in Section 14.13.

 “HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules, regulations, guidance and requirements promulgated thereunder as may be in effect from time to time.

“HSR Clearance” has the meaning set forth in 14.13.

“IMS” means IMS America Ltd. of Plymouth Meeting, Pennsylvania or any successor to thereof, or any other independent pharmaceutical sales auditing firm reasonably agreed upon by the Parties.

“IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or its foreign counterparts.

“IND Acceptance” means the acceptance (or deemed acceptance) of the filing of an IND by the applicable Regulatory Authority.

“Indemnified Party” has the meaning set forth in 12.3.

“Indemnification Claim Notice” has the meaning set forth in 12.3.

“IND-Enabling Studies” means the pharmacokinetic and toxicology studies required to meet the regulations for filing an IND.

“Initiation of Phase 1 Trial” means the dosing of the [***] human subject in a Phase 1 Trial.

“Initiation of Phase 2b Trial” means the dosing of the [***] human patient in the first Phase 2b Trial.

“Initiation of Phase 3 Trial” means the dosing of the [***] human patient in a Phase 3 Trial. In the case where a Phase 2b/3 Trial precedes any Phase 3 Trial for a given Product, the first dosing of such Product in a human patient following the review of interim data and decision to extend the period of such Phase 2b/3 Trial in order to provide sufficient evidence of safety and efficacy to be included as a Phase 3 Trial in filings with Regulatory Authorities will be deemed to be the “start of Phase 3 Trial” for such Product.

“Inquiry Notice” has the meaning set forth in Section 3.6.2.

“Inquiry Response” has the meaning set forth in Section 3.6.2.

“Integrated Product Plan or IPP” has the meaning set forth in Section 5.3

“ISIS 325568” means the compound known as ISIS 325568 as specifically set forth in Appendix 11.

“ISIS 377131” means the compound known as ISIS 377131 as specifically set forth in Appendix 11.

“Isis Core Technology Patents” means Patents Controlled by Isis or its Affiliates on the Effective Date and/or at any time thereafter, in each case that are useful or necessary for the Development and Commercialization of Compound and Products; provided however, that for any such Patents that include Pass Through Obligations, the provisions of Section 6.5 will govern whether such Patent will be included as an Isis Core Technology Patent. In addition, Isis Core Technology Patents will exclude the Product Specific Patents and the Isis Manufacturing and Analytical Patents. A representative list of the Isis Core Technology Patents as of the Effective Date is listed in Appendix 3 hereto. For clarification, any Isis Program Patent Rights or any Joint Patent satisfying the definition above will be considered an Isis Core Technology Patent.

“Isis Database” has the meaning set forth in Section 3.11.

“Isis In-License Agreements” has the meaning set forth in Section 6.5.1.

“Isis Inventions” has the meaning set forth in Section 9.1.

“Isis Know-How” means all Know-How Controlled by Isis or its Affiliates as of the Effective Date and/or at any time thereafter that is useful for the Research, discovery, Development, manufacturing and Commercialization of MOE Gapmers. The Isis Know-How shall not include Product Specific Know-How.

“Isis Manufacturing and Analytical Patents” means Patents Controlled by Isis or its Affiliates on the Effective Date and/or or at any time through the period ending on the [***] anniversary of the expiration of the Collaboration Term, in each case that claim methods and materials used in the synthesis of ASOs; provided however, that for any such Patents that include Pass Through Obligations, the provisions of Section 6.5 will govern whether such Patent will be included as an Isis Manufacturing Patent. A representative list of Isis Manufacturing and Analytical Patents is attached hereto as Appendix 4. Isis Manufacturing and Analytical Patents will exclude the Product Specific Patents and the Isis Core Technology Patents. For clarification, any Isis Program Patent Rights or any Joint Patent satisfying the definition above will be considered an Isis Manufacturing Patent.

“Isis Manufacturing and Analytical Technology” means the Isis Know-How, Product Specific Know-How and Isis Manufacturing and Analytical Patents claiming inventions made on or after the Effective Date solely to the extent necessary or useful to manufacture a Compound and/or Product by or for OMI (or its Affiliate or Licensee).

“Isis Patents” means the Isis Core Technology Patents, the Product Specific Patents and the Isis Manufacturing and Analytical Patents (including patents licensed to Isis under an Isis In-License Agreement in accordance with Section 6.5.1).

“Isis Program Patent” has the meaning set forth in Section 9.1.

“Isis Supported Payment” means the royalty or milestone obligations of Isis, if any, applicable with respect to a Compound or Product under Isis’ agreement with [***].

“Isis Technology” means collectively the, Product Specific Know-How and the Isis Patent.

“Isis Third Party Payments” has the meaning set forth in Section 6.5.2.

“Johnson & Johnson Universal Calendar” means the universal calendar Johnson & Johnson uses as part of its financial reporting system, as provided to Isis from time to time and as consistent with the 2007 universal calendar attached hereto as Appendix 10.

“Joint Invention” has the meaning set forth in Section 9.1

“Joint Patent” means any Patent that claims, and only to the extent that it claims, a Joint Invention(s).

“Know-How” means technical information and materials, including without limitation, technology, software, instrumentation, devices, data, biological materials, assays, constructs, compounds, inventions, practices, methods, knowledge, know-how, trade secrets, skill and experience.

“Licensee” means any Third Party that is sublicensed by OMI or any of its Affiliates to market and sell Product, but will not include any wholesaler or distributor.

“Losses” has the meaning set forth in Section 12.1.

“Manufacturing Improvements” means any and all scientific and technical data, information, methods, techniques, protocols, inventions, and processes that are useful in the manufacture of MOE Gapmer ASO compounds developed by or coming under Control of a Party after the Collaboration Term. Manufacturing Improvements will exclude any proprietary or patented methods employed by a contract manufacturer under contract with OMI to manufacture ASO or Products.

“Major European Country” means France, Germany, Italy, Spain or the United Kingdom.

“Major Market Country” means Canada, France, Germany, Italy, Japan, Spain, the United Kingdom, and the United States.

“MAA Approval” will be achieved upon receiving the first Approval for the applicable Product in any of the Major European Countries.

“MAA Filing” means filing with the EMEA of a marketing authorization application (“MAA”) for the applicable Product under the centralized European procedure. If the centralized EMEA filing procedure is not used, MAA Filing will be achieved upon the first filing of an MAA for the applicable Product in any Major European Country.

“MOE Gapmer” means a single stranded ASO of less than [***] nucleotides (i) wherein all of the backbone linkages are modified by substituting a sulfur at the non-bridging oxygen (phosphorothioate) and (ii) having a gap region of unsubstituted 2’ deoxy nucleotides positioned between two wing regions each composed entirely of 2’-O-(methoxyethyl) substituted nucleotides.

“NDA” means a New Drug Application filed with the FDA after completion of clinical trials to obtain marketing approval for the applicable Product in the United States.

“NDA Approval” means the Approval of an NDA by the FDA for the applicable Product in the U.S.

“NDA Filing” means the acceptance by the FDA of the filing of an NDA for the applicable Product.

“Net Sales” means, with respect to any Product, the amount billed by OMI, an Affiliate of OMI, or any permitted Licensee for sales of such Product in arm’s length transactions to Third Parties, after deduction (if not already deducted in the amount invoiced) of the following items with respect to sales of such Product:

(a)           trade, cash, and/or quantity discounts, retroactive price reductions, charge-back payments and rebates actually taken and allowed, including discounts or rebates to governmental or managed care organizations;

(b)           credits or allowances given or recorded for rejection or return of previously sold Product (including, without limitation, returns of Product in connection with recalls or withdrawals);

(c)           freight out, postage, shipping and insurance charges actually incurred for delivery of such Product;

(d)           any tax, tariff, duty or government charge (including any tax such as a value added or similar tax or government charge other than an income tax) levied on the sale, transportation or delivery of a Product and borne by the seller thereof without reimbursement from any Third Party; and

(e)           amounts written off by reason of uncollectible debt.

Net Sales and all of the foregoing deductions from the gross invoiced sales prices of Product will be determined in accordance with OMI’s standard accounting procedures and in accordance with GAAP. In the event that OMI, its Affiliates or Licensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments will be reported and reconciled with the next report and payment of any royalties due. In the case of any Combination Product sold in the Territory, Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where A is the invoice price of the Product if sold separately without the other active ingredient(s), and B is the total invoice price of the other active ingredient(s) in the Combination Product, if sold separately. If, on a country-by-country basis, such other active ingredient(s) in the Combination Product are not sold separately in said country, Net Sales for the purpose of determining royalties of the Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/D, where A is the invoice price of the Product if sold separately, and D is the invoice price of the Combination Product. If neither the Product nor such other active ingredient(s) are sold separately in a given country, the Parties will in good faith, determine Net Sales for such Combination Product by mutual agreement.

In the event, in a particular country, OMI or any of its Affiliates sells a Product to an unaffiliated distributor or wholesaler at a price that is less than an arm’s length price and such distributor or wholesaler pays OMI or its Affiliates any additional amount related to such sale, then OMI will adjust such selling price for purposes of calculating Net Sales so as to bring it to an arm’s length basis.

Net Sales will not include (x) any payments among OMI, its Affiliates and Licensees, unless such paying party is the end user of the relevant Product or (y) any payments in consideration of supplies of the applicable Product for use in clinical trials.

“OMI Materials” has the meaning set forth in Section 3.10.

“OMI Third Party Payment” has the meaning set forth in 6.5.3.

“OMI Third Party Royalty Payment” has the meaning set forth in 6.5.3.

“OMI Indemnitees” has the meaning set forth in 12.2.

“OMI Inventions” has the meaning set forth in 9.1.

“OMI Product Specific Patent” means any Patents (including all claims and the entire scope of claims therein) Controlled by OMI or its Affiliates on the Effective Date and/or at any time thereafter, in each case claiming (a) the sequence or a portion thereof corresponding to the GCCR, GCGR or Selected Gene Target gene sequence or a portion thereof, (b) the specific composition of matter of a Product, (c) methods of using a Compound or Product as a therapeutic or (d) methods of using a Compound as a therapeutic).

“OMI Program Patents” has the meaning set forth in 9.1.

“Other party” has the meaning set forth in 10.3.

“Objective” means the objective of the R&D Plan set forth in Section 3.1.

“Party (ies)” has the meaning set forth in the opening paragraph of this Agreement.

“Pass Through Royalties” means any royalty on net sales of Product that becomes payable by Isis to a Third Party under an Isis In-License Agreement with respect to a Product Developed and Commercialized by OMI under this Agreement, where such royalty obligation is based on the manufacture, use or sale of the Product being Covered by an Isis Patent licensed to OMI under Section 2.1 which Isis Patent Right is licensed to Isis under such Isis In-License Agreement and includes any Target Encumbrances assumed by OMI under Section 3.6.3.

“Pass Through Obligations” means any development milestone payment or royalty on net sales of Product that becomes payable by Isis to a Third Party under an Isis In-License Agreement with respect to a Product Developed and Commercialized by OMI under this Agreement or any or other non-financial obligation, where such milestone payment, royalty payment or other obligation is based on the manufacture, use or sale of the Product being Covered by an Isis Patent Right licensed to OMI under Section 2.1 which Isis Patent Right is licensed to or acquired by Isis under such Isis In-License Agreement. Pass Through Obligations includes any Pass Through Royalties.

“Patents” means (a) patents and patent applications in any country or jurisdiction, (b) all priority applications, divisionals, continuations, and continuations-in-part of any of the foregoing, and (c) all patents issuing on any of the foregoing patent applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

 “Permitted License” means a license granted by Isis to a Third Party (i) under the Isis Core Technology Patents or the Isis Manufacturing and Analytical Patents (but not under the Product Specific Patents) to use ASOs (or supply ASOs to end users) solely to conduct Research, or (ii) under the Isis Manufacturing and Analytical Patents (but not under the Isis Core Technology Patents or Product Specific Patents) to enable such Third Party to broadly manufacture or formulate ASOs, where such Third Party is primarily engaged in providing contract manufacturing or services and is not engaged in drug discovery, development or commercialization.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, governmental authority, association or other entity.

“Phase 1 Trial” means the initial clinical testing of a Product in humans (first-in-humans study) with the intention of gaining a preliminary assessment of the safety of such Product.

“Phase 2 Clinical Supply” has the meaning set forth in Section 4.3.

“Phase 2 Trial” means a human clinical trial of a Product, the principal purpose of which is a determination of preliminary short-term safety and efficacy in the target patient population, as described in 21 C.F.R. 312.21(b) for the United States, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

“Phase 2b Trial” means a Phase 2 Trial, designed to support and immediately precede the initiation of a Phase 3 Trial program without any further Phase 2 Trials, to evaluate the dose-dependent effectiveness of a pharmaceutical product for a particular indication or indications in patients with the disease or condition under study and to determine the common side effects and risks associated with the pharmaceutical product.

“Phase 2b/3 Trial” means a human clinical trial of a Product, the principal purpose of which is a further determination of efficacy and safety, in the target population, at the intended clinical dose or doses or range of doses, on a sufficient number of subjects and for a sufficient period of time to confirm the optimal manner of use of the Product (dose and dose regimen) prior to initiation of the pivotal Phase 3 Trials, and which itself provides sufficient evidence of safety and efficacy to be included as a Phase 3 Trial in filings with Regulatory Authorities.

“Phase 3 Trial” means a human clinical trial of a Product on a sufficient number of subjects that is designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to determine warnings, precautions and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, which trial is intended to support

Approval of a Product, as described in 21 C.F.R. 312.21(c) for the United States, or a similar clinical study prescribed by the Regulatory Authorities in a foreign country.

“Phase 4 Trial” means a human clinical trial for a Product commenced after receipt of Approval in the country for which such trial is being conducted and that is conducted within the parameters of the Approval for the Product. Phase 4 Trials may include, without limitation, epidemiological studies, modeling and pharmacoeconomic studies, investigator sponsored clinical trials of Product and post-marketing surveillance studies.

“Prior Third Party Agreements” means certain licenses granted prior to the Effective Date by Isis to Third Parties under a Patent Controlled by Isis under an agreement included in the agreements listed in Appendix 6.

“Product” means any pharmaceutical product containing a Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms.

“Product Development Plan” has the meaning set forth in Section 5.3

“Product Specific Know-How” means all chemical, biological and structure activity relationship information, technical information and materials, including without limitation, technology, software, instrumentation, devices, data, biological materials, assays, constructs, unpatented inventions, practices, methods, knowledge, know-how, trade secrets, skill and experience solely related to the Compounds or Products, existing as of the effective date and anytime thereafter.

“Product Specific Patents” means all Patents (including all claims and the entire scope of claims therein) Controlled by Isis or its Affiliates on the Effective Date and/or at any time thereafter, including those patents assigned to OMI pursuant to Article 9 in each case claiming (a) the sequence or a portion thereof corresponding to the GCCR, GCGR or Selected Gene Target gene sequence or a portion thereof, (b) the specific composition of matter of a Product, (c) methods of using a Compound or Product as a therapeutic or (d) methods of using a Compound as a therapeutic); provided however, that (x) for any such Patents that include Pass Through Obligations, the provisions of Section 6.5 will govern whether such Patent will be included as an Product Specific Patent and (y) unless the Parties otherwise agree in writing, Patents that include claims that are directed to subject matter and have a scope that is applicable to ASOs in general, and not specifically directed to a Compound or Product, will be considered to be Isis Core Technology Patents (or Isis Manufacturing and Analytical Patents, as applicable). For clarification, any Isis Program Patent or any Joint Patent satisfying the definition above, will be considered a Product Specific Patent. The Product Specific Patents as of the Effective Date are listed in Appendix 2 attached hereto.

“Program Costs” has the meaning set forth in Section 3.5.

“Program Inventions” has the meaning set forth in Section 9.1.

“Program Patents” has the meaning set forth in Section 9.1.

“Proposed Substitution Target” has the meaning set forth in Section 3.6.1

“Proposed Target” has the meaning set forth in Section 3.6.3

“Purchase Option Agreement” has the meaning set forth in Section 14.13

“R&D Budget” has the meaning set forth in Section 3.2.

“R&D Committee Charter” has the meaning set forth in Section 3.4.

“R&D Committee” has the meaning set forth in Section 3.4.

“R&D Plan” has the meaning set forth in Section 3.2.

“R&D Budget” has the meaning set forth in Section 3.2

“R&D Year” means each 12 month period during the Collaboration Term, with the first R&D Year beginning on the Effective Date.

“Receiving Party” has the meaning set forth in Section 8.1.

“Regulatory Authority” means any governmental authority, including without limitation FDA, EMEA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility for granting any licenses or approvals or granting pricing and/or reimbursement approvals necessary for the marketing and sale of a Product in any country.

“Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals (including all Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), all supporting documents and all clinical studies and tests, including the manufacturing batch records, relating to the Product, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

“Request Notice” has the meaning set forth in Section 3.6.3.

“Requested Target” has the meaning set forth in Section 3.6.2.

“Research” means pre-clinical research including gene function, gene expression and target validation research using cells and animals, which may include small pilot toxicology studies but excludes IND-Enabling Studies, clinical development and commercialization.

 “Research Compound” means any MOE Gapmer that modulates the expression of a Selected Gene Target where its primary mechanism of action is through its hybridization to such Selected Gene Target mRNA or pre-mRNA and that is identified by Isis as of the Effective Date or during the  Collaboration.

“Research Product” means any pharmaceutical product containing a Research Compound (alone or with other active ingredients), in all forms, presentations, formulations and dosage forms.

“Research Program” has the meaning set forth in Section 3.1.

“Research Results” means all data, information, trade secrets, inventions and Know-How which are discovered, made, reduced to practice, identified or developed in whole or in part by Isis in the course of the performance of the Research Program and Development Program.

“Research Term” has the meaning set forth in Section 3.3.1.

“Royalty Term” has the meaning set forth in Section 6.8.

“sNDA” means a Supplemental New Drug Application filed with the FDA after the first NDA Approval for a Product in the U.S.

“sNDA Approval” means the Approval of an sNDA by the FDA for the applicable Product in the U.S.

“Selected Gene Target” has the meaning set forth in Section 3.6.

“Senior Representatives” has the meaning set forth in Section 14.4.

“Substitution Conditions” has the meaning set forth in Section 3.6.1

“Symphony GenIsis” has the meaning provided in Section 14.13.

“Target Encumbrances” has the meaning set forth in Section 3.6.3

“Target Pool” has the meaning set forth in Section 3.6.

“Technology License Agreement” has the meaning set forth in Section 14.13.

“Term” has the meaning set forth in Section 10.1.

“Territory” means all countries and jurisdictions throughout the world.

“Third Party” means any Person other than Isis or OMI or their respective Affiliates.

“Third Party Claims” has the meaning set forth in 12.1.

“Valid Claim” means either (a) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise (i.e., only to the extent the subject matter is disclaimed or is sought to be deleted or amended through reissue), or (b) a claim of a pending patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling, provided however, that (x) Valid Claim will exclude any such pending claim in an application that has not been granted within [***] following [***] for such application (unless and until such claim is granted) and (y) Valid Claim will exclude any such pending claim that does not have a reasonable bona fide basis for patentability (such reasonable bona fide basis to be determined by outside counsel selected by the parties the event that the parties disagree as to whether there is a reasonable bona fide basis for patentability for such a claim).

APPENDIX 2

PRODUCT-SPECIFIC PATENTS
(as of the Effective Date)

GCCR Applications

[***]

GCGR Applications

[***]

APPENDIX 3

ISIS CORE TECHNOLOGY PATENTS

[***]

Also includes (x) all U.S. patents and patent applications, (y) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any of the above listed patents or patent applications, and (z) any foreign or international equivalent of any of the above to the extent they satisfy the definition of Isis Core Technology Patent as set forth in Appendix 1 of the Agreement.

APPENDIX 4

ISIS MANUFACTURING & ANALYTICAL PATENTS

[***]

APPENDIX 5

[***]

Purpose

The Joint Research Committee is established by Isis and OMI to oversee the Collaboration under the Agreement.

Responsibilities

[***]Composition

1.                                             The R&D Committee will initially have eight members, and will at all times have an equal number of members designated by each Party. Each Party may replace its appointed R&D Committee representatives at any time upon written notice to the other Party. The size and composition of the R&D Committee provided herein may not be changed without the consent of both Isis and OMI.

2.                                             Each R&D Committee member will have the requisite background, experience and training to carry out the duties and obligations of the R&D Committee.

3.                                             Each Party will designate one of its representatives as co-chairperson of the R&D Committee. Each of the co-chairpersons will be responsible, on an alternating basis with the OMI co-chairperson having responsibility with respect to the initial meeting, for scheduling meetings, preparing and circulating an agenda in advance of each meeting, and preparing the minutes of each meeting.

Decisions

4.                                             Each Party’s R&D Committee members will collectively have 4 votes, regardless of the number of its R&D Committee members participating in any meeting. No votes will be taken unless there is at least one R&D Committee member representing each of Isis and OMI participating in such meeting. Each Party may allocate its 4 votes among its attending R&D Committee members in any manner, at such Party’s discretion. If only one R&D Committee member is attending on behalf of a given Party, such R&D Committee member may cast all the votes allocated to such Party. Unless otherwise specified herein, all actions taken by the R&D Committee as a committee will be by majority vote. If the R&D Committee members reach a deadlock on any vote, then the deadlock will be resolved in accordance with Paragraph 8 below. Notwithstanding anything to the contrary, no decision by the R&D Committee will require the other Party to: (i) [***]; (ii) perform [***]; or (iii) violate any Applicable Law or principles of scientific integrity.

5.                                             If the R&D Committee is unable to decide by a majority vote on any issue within the scope of its authority and duties, then the R&D Committee will promptly raise such issue to each Parties co-chairperson on the R&D Committee, and such co-chairs will have [***] to mutually agree on how to resolve such issue. If the co-chairs are unable to resolve such issue within the [***] period, then such issue will be brought to each Party’s Senior Representatives, or their designees. The Senior Representatives will have [***] to mutually agree on how to resolve such issue. If the Senior Representatives are unable to resolve such issue within the [***] period, then, subject to the express limitations set forth in the Agreement and in Paragraph 9 below, such issue will be finally resolved by the Senior Representative of OMI, and such resolution will be binding on OMI and Isis.

6.                                             [***]

Operations; Meetings

7.                                             During the Collaboration Term the R&D Committee will initially meet once per month, unless and until the R&D Committee determines that such meetings should occur once per Calendar Quarter (in either case, each a “Scheduled Meeting”). Scheduled Meetings may be held in person or by audio or video teleconference when appropriate, but at a minimum, once each year in person (which in-person meeting will be held on an alternating basis in Spring House, PA and in Carlsbad, CA). In addition, any two members of the R&D Committee may jointly call for an ad hoc meeting of the R&D Committee by teleconference at any time, by giving the other members of the R&D Committee advance written notice of at least two Business Days (each, an “Ad Hoc Meeting”). An Ad Hoc Meeting may be called to address any time-sensitive matter.

8.                                             Meetings of the R&D Committee will be effective only if at least one R&D Committee representative of each Party is present or participating. Each Party will be responsible for all of its own expenses of participating in the R&D Committee meetings. The Parties will endeavor to schedule meetings of the R&D Committee with at least 30 days advance notice.

9.                                             Each Party may bring additional employees to each meeting as non-voting observers.

10.                                           The co-chair responsible for each meeting (the “Responsible Chair”) will, in consultation with other members of the R&D Committee, develop and set the R&D Committee’s agenda for each Scheduled Meeting. The Responsible Chair will include on such agenda each item requested within a reasonable time in advance of such Scheduled Meeting by a R&D Committee member. The agenda and information concerning the business to be conducted at each Scheduled Meeting will be communicated in writing to the members of the R&D Committee within a reasonable time in advance of such Scheduled Meeting to permit meaningful review. No agenda is required for an Ad Hoc Meeting.

11.                                           The Responsible Chair, or such person as the Responsible Chair may designate, will prepare, and distribute to all R&D Committee members, draft committee minutes within 2 weeks following each Scheduled Meeting or Ad Hoc Meeting and such minutes will be finalized by the R&D Committee promptly thereafter. As part of the agenda of the first Scheduled Meeting, the R&D Committee members will agree upon a standard procedure for review and approval of such draft committee minutes by the R&D Committee.

APPENDIX 6

ISIS IN-LICENSE AGREEMENTS
AND
PRIOR THIRD PARTY AGREEMENTS

[***]

APPENDIX 7

[***]

APPENDIX 8

SUPPLY AGREEMENT

CLINICAL MANUFACTURING AND SUPPLY AGREEMENT

This Clinical Manufacturing and Supply Agreement (the “Supply Agreement”) is entered into as of the      th day of                , 2007 (the “Effective Date”) by and between Isis Pharmaceuticals, Inc. (“Isis”) and Ortho McNeil, Inc. (“OMI”). OMI and Isis may each be referred to herein as a “Party” or together as the “Parties”. Capitalized terms not defined herein will have the meaning given to such terms in the Collaboration and License Agreement between the Parties dated                , 2007 (the “License Agreement”). The Parties agree as follows:

WHEREAS, the Parties have signed the License Agreement contemporaneous with the present Clinical Manufacturing and Supply Agreement;

WHEREAS, the License Agreement provides that Isis shall be responsible for the manufacture of Compound through [***];

WHEREAS, the Parties agree that the terms of this Supply Agreement will apply to all manufactured lots of active pharmaceutical ingredient (API) made and supplied under this Supply Agreement and further that this Supply Agreement will be construed in a manner consistent with the License Agreement, including its defined terms.

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to this Agreement as follows:

1.              Scope — Isis will produce under cGMP conditions and in accordance with the Quality Agreement between the Parties and referencing this Supply Agreement (the “Quality Agreement”), the bulk API for the Compounds and in the amount specified in the applicable Firm Order for use in preclinical and clinical Development through the completion of [***]. Isis will use Commercially Reasonable Efforts to maintain available capacity of facilities and equipment to meet OMI’s needs at the Isis production facilities.

2.              Supply; Forecasting.

(a)   Isis and OMI will establish an [***] Calendar Quarter rolling forecast (the “Rolling Production Forecast”) that sets forth a good faith estimate of the quantity of API for each Compound OMI expects to receive from Isis within the following [***] Calendar Quarter period. This Rolling Production Forecast will be updated on the first business day of each subsequent Calendar Quarter by OMI’s project manager. The first [***] Calendar Quarters of the Rolling Production Forecast constitute a firm order (“Firm Order”). OMI will provide purchase orders for Firm Orders with each new Rolling Production Forecast. Quarters [***] through [***] are estimated quantities to be used for planning purposes only. Not later than [***] after the Effective Date, OMI’s project manager will provide Isis with the first Rolling Production Forecast, which will initially cover the [***] quarter period beginning October 1, 2007. The quantities set forth in a Firm Order will be binding on both parties, and OMI will be obligated to purchase from Isis, and Isis will be obligated to supply, the specified quantities of API.

Notwithstanding the foregoing, the Parties will use commercially reasonable efforts to deliver the API to support the planned clinical trials starting in [***] for ISIS 325568 and ISIS 377131. In addition, upon OMI’s Designation of a Compound as a Clinical Candidate, Isis and OMI will mutually agree on an initial quantity and delivery date for API for such Compound to support the rapid and efficient start of IND-Enabling Studies and first human dose for such Compound (such quantity and delivery dates to be consistent with Isis’ then existing manufacturing schedule).

(b)   Notwithstanding the foregoing, each Firm Order is subject to the following conditions:

•                  Isis will not be required to supply during a Calendar Quarter more than an aggregate of [***] of API and further that the batch size is no larger than [***] unless agreed to in advance by Isis.

•                  Isis will not be required to supply [***] Compounds during any Calendar Quarter.

•                  For the first order for Compound ordered under this Supply Agreement, the minimum order is [***].

•                  For any subsequent orders of Compounds under this Supply Agreement, the minimum order is [***] unless agreed to in advance by Isis.

•                  Isis will not be required to supply more than [***] of the API forecasted for a Calendar Quarter when that Calendar Quarter was the [***] Calendar Quarter of a Rolling Production Forecast.

(c)   Isis agrees to use commercially reasonable efforts to supply OMI, upon request, with quantities in excess of the quantity restrictions described in this Section 2(b) above.

3.              Delivery - For each Calendar Quarter in a Firm Order, Isis will set the delivery date for the API ordered in such quarter and will promptly notify OMI of such delivery date (each, a “Delivery Date”). Isis will deliver the API ordered in each Firm Order by the applicable Delivery Date. The quantity of API specified in each Firm Order, invoiced and paid for will be [***] the API after lyophilization [***]. In addition, so long as Isis supplies the quantity of API specified in the applicable Firm Order for such Compound within [***], Isis will be deemed to have satisfied the amount specified in the Firm Order and the full purchase Price specified in the Firm Order will apply to such quantity of API delivered.

4.              Shortfall

(a)   In the event that at any time Isis anticipates that it will be unable to supply in whole or in part the quantities of API set forth in an agreed-upon Firm Order for any reason, including without limitation force majeure, Isis will notify OMI in writing within [***] of the prediction of such non-supply.

(b)   If Isis cannot Manufacture as set forth in (a) above, or should OMI determine at any time after the Effective Date, at its sole discretion that it shall pursue a different manufacturing source at any time, upon written request by OMI, Isis will transfer to OMI all documentation and information, and permit OMI to reference and use any regulatory filings, and otherwise fully cooperate with OMI to enable OMI to make or have made API for use by OMI in accordance with the License Agreement. In the event that OMI has elected to pursue a different manufacturing source, the provisions of 4.5.3 of the License Agreement shall control.

5.              Specifications — For each Firm Order of Compound OMI requests Isis to supply under this Supply Agreement, Isis and OMI will mutually agree on the specifications for such API and will attach and/or reference such specifications (as maintained in the Quality Agreement) in the applicable Firm Order (the “Specifications”).

6.              API Pricing - In [***] of each year, starting [***], Isis will provide OMI the purchase price (each, a “Purchase Price”) applicable to the manufacture and supply of API scheduled for delivery in the following calendar year. Such Purchase Prices will be binding on both Parties; provided, however, that such price will (i) not exceed [***] of API and (ii) represent Isis’ good faith estimate of its [***] to manufacture such API [***]. Upon reasonable request, OMI reserves the right to confirm such methodology annually, not to exceed one time per year. This price includes [***]  All payments are in US Dollars. If Isis supplies active pharmaceutical ingredient for another ASO having similar length and chemistry as the API supplied hereunder to a Third Party at similar volumes on terms when taken as a whole are more favorable than the terms provided OMI under this Agreement, OMI will have the right to receive the clinical supply of API on the same terms offered by Isis to such Third Party.

7.              Terms of Payment —

•                  A pre-payment representing [***] of the Purchase Price contained in a Firm Order from OMI is payable in cash by OMI to Isis by wire transfer or other customary means within [***] from the date of receipt by OMI of a corresponding invoice from Isis reflecting said component not prior to delivery of the applicable Firm Order.

•                  The remaining amount of the Purchase Price is due in cash by OMI to Isis by wire transfer or other customary means within [***] from the date of receipt of invoice by OMI, following shipment by Isis to OMI or its designee of the API.

•                  In addition to the price stated in this Agreement, OMI will pay to Isis all taxes and duties (except income tax) imposed upon Isis, in connection with the API and will reimburse Isis for the insurance and freight expenses discussed in Section 9 below.

8.              Term – This Supply Agreement will remain in effect as long as Isis and OMI mutually agree for Isis to supply Compounds as described in the License Agreement.

9.              Title & Transportation: Isis will ship the API to OMI when released by OMI Quality Assurance Department as specified in the Clinical Trial Material Quality Agreement attached as Appendix 9 in the License Agreement. In the event that OMI has not concluded its review suitable to release such API within [***] of Isis’ delivery of all required release documentation (“OMI Review Period”), Isis will be allowed to invoice for the remaining amounts due on such API at the expiration of the OMI Review Period. Title to API will transfer to OMI EXW (Incoterms 2000) Isis’ facility. Isis will insure against the replacement cost of the API until title transfers. Risk of loss passes simultaneously with the title. Transportation and transit insurance arrangements will be made by Isis as specified by OMI. Isis will pay all freight and other charges for such transportation and transit insurance and add such costs to the invoice. For the purposes of this Section 9, Incoterms 2000 means the International Commercial Terms published by the International Chamber of Commerce, as amended from time to time, codifying the contractual rules for the interpretation of standardized commercial terms for transactions.

10.       Drug Product; Stability Testing

Isis will manage the stability testing of any API manufactured under this Supply Agreement per Isis’ current stability protocol, [***]

Isis will perform stability testing on ISIS 325568 finished drug product pursuant to the protocol [***].

Isis will complete the ongoing preparation of final drug product through its contract manufacturer for the ISIS 377131 drug product that is scheduled to be completed in the [***]  Isis will notify its contract manufacturer of its relationship with OMI prior to the manufacturing in the [***] and request its contract manufacturer to continue its manufacturing relationship with OMI substantially the same as it currently exists with Isis. Isis will instruct its contract manufacturer that OMI shall have access to any and all information connected with the ISIS 377131 drug product manufacturing that is in the contract manufacturer’s possession. Isis shall transfer or assign any relevant documents to OMI to support such transfer of the manufacturing relationship. Isis will perform stability testing on such drug product pursuant to a stability protocol that is mutually developed and agreed to by OMI and Isis, [***]. Isis will instruct the contract manufacturer to retain suitable samples for retesting or other purposes from such production as directed by OMI.

The price for the stability testing of the API will be [***]

The price for the stability testing of drug product will be [***]. The price for the stability testing is payable within [***] of the end of the Calendar Quarter in which such testing was performed.

Except as otherwise specified in the R&D Plan or this Supply Agreement, the Parties acknowledge and agree that OMI will be solely responsible for the manufacturing, stability testing and supply of finished drug Product.

11.       CMC Work – Except as specifically set forth in the R&D Plan, OMI will be responsible for all CMC work associated with the API and drug product. OMI may engage Isis to perform CMC work for the API and drug product, including without limitation support in preparing regulatory filings, in accordance with Section 5.1 of the License Agreement.

12.       Intellectual Property; Technology Transfer — Isis will retain the rights to any inventions it develops while producing the API. Isis will license all of its Intellectual Property necessary for the manufacture of the Compounds and subsequent improvements to OMI as per the terms of the License Agreement.

Isis and OMI will perform a technology transfer related to manufacturing technology in accordance with Section 4.5.3 of the License Agreement. In addition, OMI shall have the right to observe the manufacturing process at any time upon giving Isis reasonable advance notice thereof.

13.       Hazards; Risk Sharing

If after the raw materials for a batch of API [***], Isis encounters any unforeseen difficulties or hazards during the manufacturing of the API that prevent Isis from successfully manufacturing such batch of API in accordance with this Agreement (including but not limited to the failure of such API to conform to the warranty set forth in Section 14), Isis will use commercially reasonable efforts to [***], such that OMI receives such API as close to the originally-scheduled delivery date as possible.

For any such [***], the cost of the manufacture will be [***] by OMI and Isis as follows:  Isis will be responsible for the [***] components for such batch of API; and, to the extent not [***], OMI will be responsible for the [***] component; provided, however that OMI will not be responsible if such failure results from Isis’ gross negligence. For purposes of clarity and assuming none of the exceptions above apply, the total price payable upon delivery of such API will equal the price for such API originally quoted in the Firm Order plus the [***] attributable to the [***]. For purposes of clarity, any batch failures due to incorrect addition of raw materials or utility failures for any reason or other pre-solution losses of any kind will be solely for the account of

Isis. Further, Isis will be responsible for the cost of any equipment replacement, as necessary.

14.       Limited Warranty; Certificate of Compliance:  SUBJECT TO THE LIMITATIONS OF PARAGRAPHS 15, 16 AND 17, Isis warrants, with respect to all the API, that at the time of the applicable shipment of the API to OMI:  (a) any API manufactured by Isis meets the applicable Specifications and was manufactured in accordance with cGMP and the obligations of the Quality Agreement, (b) that the API is free from BSE/TSE, and (c) the API is conveyed with good and marketable title, free from any and all security interests, liens or encumbrances. Furthermore, Isis will include with the API at the time of transfer a certificate of conformance (or its equivalent) in accordance with the Quality Agreement.

15.       Disclaimer Of Warranties:  THE LIMITED WARRANTIES CONTAINED IN PARAGRAPH 14 OF THIS DOCUMENT ARE THE SOLE WARRANTIES WITH RESPECT TO THE API AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW OR STATUTE.

16.       Limitation Of Remedies: OMI’S EXCLUSIVE REMEDY AND ISIS’ TOTAL LIABILITY TO OMI FOR CLAIMS BASED UPON SUPPLY OF THE API (OR FAILURE TO SUPPLY) (INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF STRICT LIABILITY, BREACH OF WARRANTY AND NEGLIGENCE) IS EXPRESSLY LIMITED TO THE REMEDY SET FORTH IN SECTIONS 4 AND 13 ABOVE.

OMI WAIVES ALL OTHER CLAIMS BY OMI AGAINST ISIS UNDER THIS SUPPLY AGREEMENT WITH RESPECT TO SUPPLY OF THE API. NEITHER PARTY WILL BE UNDER ANY LIABILITY TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES. THE FOREGOING LIMITATION WILL NOT APPLY TO OR BE DEEMED TO LIMIT ANY CLAIMS FOR INDEMNIFICATION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF SECTION 20.

17.       Inspection And Notice Of Claims:  Promptly upon receipt of each shipment of API, OMI will inspect and test (or cause to be inspected and tested if API is shipped to a third party) such API for any damage, defect or shortage. ALL CLAIMS (INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF STRICT LIABILITY, BREACH OF WARRANTY AND NEGLIGENCE) BY OMI WILL BE DEEMED WAIVED UNLESS MADE BY OMI IN WRITING AND RECEIVED BY ISIS WITHIN [***] OF THE RECEIPT OF THE API, EXCEPT THAT IN THE CASE OF A LATENT FAILURE OF THE API TO MEET THE

SPECIFICATIONS SUCH TIME LIMIT WILL BE EXTENDED TO [***] OF THE RECEIPT OF THE API.

18.       Quality Systems. If OMI requests changes to Isis’ quality systems or standard operating procedures, Isis and OMI will mutually agree on the scope and form of such changes and payment will occur as outlined below. Isis will be responsible to implement and pay for any modifications that either a Regulatory Authority requires or the Parties mutually agree are necessary to remain compliant with GMP or applicable ICH guidelines to manufacture Compounds and OMI will pay for such modifications specific to the manufacturing of Compounds that are not required by GMP or applicable ICH guidelines. The costs of implementation will include out of pocket costs as well as for the FTEs to implement such changes at the then applicable Isis FTE Rate. The current billable FTE Rate for Isis employees is [***].

19.       Force Majeure: Neither Party will be liable for failures or delays in performance of any obligation under this Supply Agreement, other than for payment for API already transferred, to the extent that such failure or delay is caused by force majeure, being any event, occurrence or circumstance beyond the control of that Party (a “Force Majeure Event”), including but not limited to the following: failure or delay caused by or resulting from acts of God, strikes, earthquakes, fires, floods, accidents, wars, riots, acts of terrorism, restrictions imposed by any governmental authority (including allocations, priorities, requisitions quotas and price controls). The Party whose performance is affected by a Force Majeure Event will give prompt notice to the other Party stating the details and expected duration of the event.

20.       Indemnity. All Sections of Article 12 of the License Agreement will apply to this Supply Agreement and the matters covered by this Supply Agreement.

21.       Assignment:  This Supply Agreement is not assignable or transferable by either Party without the prior written consent of the other Party; provided that a Party may assign the Supply Agreement to its successor in interest pursuant to the acquisition, merger or sale of all or substantially all of the assets of such Party, so long as such successor assumes in writing all of the assigning Party’s obligations under this Supply Agreement.

22.       Governing Law:  The interpretation, validity, and performance of this document will be governed by New York law, without regard to any conflict-of-law rules.

23.       Termination. Either Party will have the right to terminate this Supply Agreement if the other Party materially breaches its obligations under this Supply Agreement in accordance with Section 10.3 of the License Agreement.

24.       Survival:  Sections 12 through 17, 19 through 26, and 28 through 35 will survive expiration or termination of the Agreement. Any expiration or early termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to termination. No expiration of this Agreement will relieve a Party of its obligation to pay fees.

25.       Notices:  Any notice required or permitted to be given under this Supply Agreement by any Party will be in writing and will be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-day or second day delivery, charges prepaid, or (d) delivered by facsimile (with the original promptly sent by any of the foregoing manners), to the addresses or facsimile numbers of the other Parties set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party. The effective date of any notice under this Supply Agreement will be the date of receipt by the receiving Party.

26.       Defined Terms. Unless otherwise specified in this Supply Agreement, the terms used in this Supply Agreement shall have the meaning given to such terms in the License Agreement.

27.       Representations and Warranties.

a.               Isis represents and warrants that the execution, delivery and performance of this Supply Agreement does not conflict with any agreement, instrument or understanding, oral or written, or Law by which it is bound and Isis covenants that it will not enter into any such conflicting agreements during the term of this Agreement.

b.              Isis represents, warrants and covenants that neither it nor any of its employees performing hereunder, have ever been, or are currently the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or Convicted Entity or Individual. Isis further covenants, represents and warrants that if, during the term of this Supply Agreement, it, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that could lead to Isis becoming, as applicable, a Debarred Entity or Individual, an Excluded Entity or Individual or a Convicted Entity or Individual, Isis shall immediately notify OMI and OMI shall have the right to immediately terminate this Supply Agreement. For purposes of this provision, the following definitions shall apply:

i.                  A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C 335(a) or (b) from providing services in any capacity to a person that has an approved or pending drug product application.

ii.               A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 USC 335 (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

iii.            An “Excluded Individual or entity” is (a) an individual or entity, as applicable who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the US Department of Health and Human Services, or (b) is an individual or entity as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the US Genearl Services Administration (GSA).

iv.           A “Convicted Individual or Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 USC 335(a) or 42 USC 1320a-7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

Notices will be sent to the following addresses or facsimile numbers:

In the case of Isis,

Isis Pharmaceuticals, Inc.
1896 Rutherford Road
Carlsbad, CA 92008
Attention:  VP, Manufacturing/Operations
Facsimile:  760-603-4655

With a copy to:

1.               General Counsel (fax:  760.268.4922); and

2.               Executive Vice President & CFO (fax:  760.603.4650)

In the Case of OMI:

Ortho McNeil, Inc.
1000 US Route 202
Raritan, New Jersey, 08869
Attention:  President
Facsimile:  908-707-9757

With copy to:

Chief Patent Counsel
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, New Jersey 08933
Facsimile:  (732) 524-5575

28.       Waiver:  No waiver of any term, provision or condition of this Supply Agreement whether by conduct or otherwise in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Supply Agreement.

29.       Counterparts:  This Supply Agreement and any amendment hereto may be executed in any number of counterparts, each of which will for all purposes be deemed an original and all of which will constitute the same instrument. This Supply Agreement will be effective upon full execution by facsimile or original, and a facsimile signature will be deemed to be and will be as effective as an original signature

30.       Attachments:  All attachments referred to herein form an integral part of this Supply Agreement and are incorporated into this Supply Agreement by such reference.

31.       Inadvertent or Involuntary Omissions:  The Parties acknowledge that they have expended substantial effort in preparing this Supply Agreement and attempting to describe in the Attachments, as thoroughly and precisely as possible, certain specifications and other information. However, despite these efforts, the Parties acknowledge the possibility of involuntary or inadvertent omissions from the Attachments. If the Parties agree in writing regarding any involuntary or inadvertent omission, the changes will be made to the Attachments to repair said inadvertent or involuntary omissions and any such written agreement executed by the Parties will serve as an amendment to this Supply Agreement.

32.       Construction:  Each Party to this Supply Agreement and its counsel have reviewed and revised this Supply Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Supply Agreement or any amendment or Attachment to this Supply Agreement.

33.       Time:  Time is of the essence in this Supply Agreement.

34.       Preference:  Unless otherwise specifically provided for in the Attachment or the Quality Agreement, the terms of this Supply Agreement will prevail in the event of a conflict between this Supply Agreement and any such Attachments or Quality Agreement.

35.       Entire Agreement: This Supply Agreement, the related Quality Agreement and the related License Agreement constitute the full understanding of the Parties, and is the final, complete and exclusive statement of the terms and conditions of their agreement regarding the subject matter hereof. All representations, offers, and undertakings, of the Parties made prior to the signing of this Agreement are hereby superseded. All amendments or modifications to this Supply Agreement must be in writing, identified as an Amendment to this Supply Agreement and signed by an authorized representative of each Party.

The Parties executing this Supply Agreement:

ISIS PHARMACEUTICALS, INC.

ORTHO MCNEIL, INC.

NAME:	NAME:

TITLE:	TITLE:

SIGNATURE:	SIGNATURE:

APPENDIX 9

CLINICAL QUALITY AGREEMENT

Isis Pharmaceuticals and Ortho McNeil, Inc.

The purpose of this Clinical Quality Agreement is to establish, clarify and communicate quality expectations primarily for the manufacture and testing of API performed by Isis Pharmaceuticals, Carlsbad, CA (“Isis”) for Ortho McNeil Inc.’s (“OMI”) use in clinical trials. For contractual responsibilities, refer to the Manufacturing and Supply Agreement dated                  , 2007.

WHEREAS, the Parties have signed a Collaboration and License Agreement contemporaneous with the present Clinical Quality Agreement;

WHEREAS, the Collaboration and License Agreement provides that Isis shall be responsible for the manufacture of Compound through [***];

WHEREAS, the Parties agree that the terms of this Clinical Quality Agreement will apply to all manufactured lots of active pharmaceutical ingredient (API) made and supplied under this Clinical Quality Agreement. All changes to this agreement must be documented as an addendum to the original agreement, reviewed and approved by both parties Quality Assurance representatives; and

NOW, THEREFORE in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to this Agreement as follows:

1.               Unless otherwise specified in this Agreement, the terms used in this Agreement shall have the meaning given to such terms in the Collaboration and License Agreement.

2.               Isis will manufacture, produce and test the API in accordance with U.S. current Good Manufacturing Practices regulations (cGMP), ICH guidelines, and EMEA guidelines, and all such operations will be fully documented. OMI will notify Isis if it is conducting a clinical trial that will require API to be manufactured in accordance with international guidelines that are more stringent than or different from cGMP or ICH Guidelines and the Parties will mutually agree on how to manufacture such API in accordance with such more stringent or different standards.

3.               Isis will maintain adequately trained staff and appropriate records of training and competence. Isis will monitor and maintain records respecting its compliance with cGMP, including the process of establishment and implementation of the operating procedures and the training of staff as necessary to assure such compliance.

4.               Isis will retain, in accordance with cGMP, full records (such as manufacturing batch records, analytical testing methods, analytical test results and appropriate reports) related to the APIs being manufactured and supplied.

5.               Isis will provide approval/audit of the API using routine Quality Assurance (QA) procedures and will keep all appropriate records of such approval/audit processes conducted.

6.               Isis will provide OMI with a copy of batch records, and a certificate of analysis (COA) which will contain (i) analytical results from Isis and any associated contract laboratories and (ii) a statement of compliance with cGMP, and signed by Isis QA. OMI will be responsible for the final review, approval, and release of the API, and retains full responsibility for the disposition and release of the API for any purpose.

7.               Isis will provide OMI with samples of the API including the appropriate documentation, if requested by OMI.

8.               Original production and laboratory data and records will be retained and made available for review by OMI or its designees on-site at Isis.

9.               Material changes to master batch records, specifications, test methods, and stability protocols (in each case as they apply to the API) will be agreed and approved by both parties.

10.         Material changes to master batch records, specifications, test methods, and stability protocols (in each case as they apply to drug product provided by Isis) will be agreed and approved by both parties.

11.         Any raw material and component, which Isis will use for the production of API, will be tested and released utilizing cGMP compliant and Isis approved specifications, sampling, testing and release procedures.

12.         Isis will document and notify OMI of all significant changes to or deviations from the process or testing procedures and the investigations thereof. Documentation on process changes and deviations will be part of the batch record. A “Significant” change is understood as anything that deviates from the approved regulatory filing and/or anything reasonably likely to materially affect Safety, Identity, Strength, Purity or Quality (SISPQ). (This would not include changes such as use of a different but equivalent room, “like for like” equipment changes, etc.). In the event of an out of specification (OOS) result, Isis will promptly notify OMI on first confirmation of the OOS result.

13.         Isis will ship or will arrange for third parties to ship all API once the lot(s) are released by both parties to OMI or other designated site(s) with appropriate documentation and in suitable, labeled containers. This will also include the use of temperature monitoring devices if deemed by OMI necessary to ensure the quality of the API.

14.         Isis will make available to OMI at Isis’ facility copies of all Isis Standard Operating Procedures used by Isis in connection with the manufacture of the API.

15.         Isis will discuss with OMI in advance if Isis desires to use Subcontractors (Third Party) outside of Isis’ approved list of subcontractors. Isis will be responsible for qualification and routine compliance auditing of suppliers and subcontractors, in accordance with Isis’s current procedures.

16.         Isis will inform OMI of a notice and result of any regulatory investigation by a Regulatory Authority (including any OMI documentation requested) relating to or impacting any API or service being provided to OMI. OMI will have the opportunity to review and give input to the response to such investigations.

17.         If Regulatory Authorities audit OMI, make investigations at OMI or ask questions of OMI about the activities conducted at Isis or third parties retained by Isis, then Isis will fully cooperate with OMI to provide adequate answers to and documentation for the Regulatory Authorities. Isis will have the opportunity to review and give input to the response to such investigations.

18.         Once every [***], a maximum or [***] OMI representatives will be entitled to visit and inspect (“audit”) the production, manufacturing, quality control and warehousing facilities Isis is using in connection with the API, including the corresponding documentation. Such audit may not exceed [***]. Isis agrees to provide OMI with the necessary assistance and information. OMI will provide Isis with at least [***] advanced notice of a requested inspection. Isis will provide corrective action plans to address identified non-compliance concerns. As necessary, the Parties will mutually agree in good faith to additional inspections.

19.         Subject to applicable law, Isis will inform OMI within [***], and vice-versa, on any matter which, in Isis’ reasonable judgment, may have a bearing on drug safety or pharmaceutical quality in relation to the APIs, and supply all necessary information and co-operation for the investigation of such events. In cases where patient/subject safety may be concerned, Isis must inform OMI by telephone and in writing as soon as practicable, and vice-versa.

20.         Isis will retain samples ([***]) for all API and other OMI material produced to date including the API. Isis will retain the samples through a date specified in writing by OMI, and such date will not exceed [***] after the last lot produced by Isis of the drug product in which the API was used. Thereafter, OMI will make arrangements to assume responsibility for storage of such samples.

21.         In event of an out of specification (OOS) result encountered in release or stability testing, Isis QA shall promptly (within [***] of confirmation) notify OMI QA.

22.         All product complaints, as established by principle investigator entities, clinical monitoring bodies or international authorities (e.g., customs) will be handled principally by OMI and supported by Isis in conjunction with OMI. All complaint events will be shared between both parties within [***] of receipt.

23.         All primary data (or authenticated copies thereof) and result reports will be maintained in the Isis archives through a date specified in writing by OMI, which such date will not exceed [***] after the final expiration date of the drug product in which the API was used. Thereafter, OMI will make arrangements for continued storage of such data at OMI’s expense as is necessary.

24.         The names of each responsible contact person(s) as of the Effective Date from Isis and OMI are listed in Appendix A.

The Parties Quality Assurance representatives executing this Agreement:

ISIS PHARMACEUTICALS, INC.	OMI

NAME:	NAME:

TITLE:	TITLE:

SIGNATURE:	SIGNATURE:

DATE:	DATE:

APPENDIX 10

JOHNSON & JOHNSON UNIVERSAL CALENDAR

2007 UNIVERSAL CALENDAR

	M	T	W	T	F	S	S		M	T	W	T	F	S	S

JAN	1	2	3	4	5	6	7	JUL	2	3	4	5	6	7	8
(4 Weeks)	8	9	10	11	12	13	14	(4 Weeks)	9	10	11	12	13	14	15
	15	16	17	18	19	20	21		16	17	18	19	20	21	22
	22	23	24	25	26	27	28		23	24	25	26	27	28	29

FEB	29	30	31					AUG	30	31
(4 Weeks)				1	2	3	4	(4 Weeks)			1	2	3	4	5
	5	6	7	8	9	10	11		6	7	8	9	10	11	12
	12	13	14	15	16	17	18		13	14	15	16	17	18	19
	19	20	21	22	23	24	25		20	21	22	23	24	25	26

MAR	26	27	28					SEP	27	28	29	30	31
(5 Weeks)				1	2	3	4	(5 Weeks)						1	2
	5	6	7	8	9	10	11		3	4	5	6	7	8	9
	12	13	14	15	16	17	18		10	11	12	13	14	15	16
	19	20	21	22	23	24	25		17	18	19	20	21	22	23
	26	27	28	29	30	31			24	25	26	27	28	29	30
							1

APR	2	3	4	5	6	7	8	OCT	1	2	3	4	5	6	7
(4 Weeks)	9	10	11	12	13	14	15	(4 Weeks)	8	9	10	11	12	13	14
	16	17	18	19	20	21	22		15	16	17	18	19	20	21
	23	24	25	26	27	28	29		22	23	24	25	26	27	28

MAY	30							NOV	29	30	31
(4 Weeks)		1	2	3	4	5	6	(4 Weeks)				1	2	3	4
	7	8	9	10	11	12	13		5	6	7	8	9	10	11
	14	15	16	17	18	19	20		12	13	14	15	16	17	18
	21	22	23	24	25	26	27		19	20	21	22	23	24	25

JUN	28	29	30	31				DEC	26	27	28	29	30
(5 Weeks)					1	2	3	(5 Weeks)						1	2
	4	5	6	7	8	9	10		3	4	5	6	7	8	9
	11	12	13	14	15	16	17		10	11	12	13	14	15	16
	18	19	20	21	22	23	24		17	18	19	20	21	22	23
	25	26	27	28	29	30			24	25	26	27	28	29	30
							1

APPENDIX 11

DESCRIPTION FOR ISIS 325568 AND ISIS 377131

[***]

APPENDIX 12

TARGET POOL & SELECTED GENE TARGETS

[***]

APPENDIX 13

OMI MINIMUM COUNTRIES

[***]

APPENDIX 14

ISIS INSURANCE REQUIREMENTS

Insurance Requirements

Isis shall procure and maintain, at all times, and at its own expense, during the Collaboration Term the types of insurance(s) specified below. For product liability/completed operations and clinical trials, insurance coverage will remain in effect through at least [***] after the Term of the Agreement. Isis’ insurance will cover Isis, its contractors, subcontractors and consultants performing work under the R&D Plan.

A.                                    Commercial General Liability

Isis shall provide coverage on a Commercial General Liability Occurrence Form with the exception of product liability/completed operations and clinical trials which will be written on a Claims Made Form. The limits will not be less than $[***] each occurrence and $[***] annual aggregate. Such insurance shall include worldwide coverage including coverage for USA jurisdiction claims and occurrences.

B.                                    Property Insurance

Isis shall provide Property Insurance in an amount not less than [***], as is comparable to the insurance reasonably and customarily carried by a company of similar size, location and business as Isis.

C.                                    Miscellaneous

All insurance companies must be rated [***] or better with a financial rating of [***] or better in the most recent A. M. Best’s Rating Guide.

Isis will promptly notify OMI in writing in the event of [***] of an insurance policy that is the subject of this Appendix.

Certificates of insurance for all required coverages shall be provided to OMI prior to commencement of any work on the project. Failure by OMI to request such copies or documents shall not waive OMI’s rights to coverage under this agreement.

APPENDIX 15

PART 1

CONFIRMATION OF CLOSING

               , 2007

WHEREAS, Isis Pharmaceuticals, Inc. (“Isis”) and Symphony GenIsis Holdings LLC (“Holdings”) are parties to the Purchase Option Agreement dated April 7, 2006 (the “Purchase Option Agreement”);

WHEREAS, Isis has exercised the Purchase Option, pursuant to which Isis has purchased all of the outstanding Symphony GenIsis Equity Securities by paying the Purchase Price to Holdings; and

WHEREAS, in connection with the Purchase Option Closing, Isis and Holdings hereby acknowledge, confirm and agree as follows;

1.               The Purchase Option Closing occurred on              , 2007;

2.               Holdings has received the full Purchase Price;

3.               Title to all of the Symphony GenIsis Equity Securities has been transferred to Isis;

4.               Holdings has removed all directors serving on the Symphony GenIsis Board, other than the Isis Director from Symphony GenIsis Board;

5.               The Development Committee is disbanded and terminated;

6.               Holdings consents to the termination of the Novated Technology License Agreement by Isis and Symphony GenIsis; and

7.               Except for the rights and obligations that specifically survive termination, as set forth in Section 7.3 of the Novated Technology License Agreement, Holdings has no residual rights in the Licensed Intellectual Property, including but not limited to any residual royalty interest or information rights.

Capitalized terms used, but not otherwise defined herein will have the meaning ascribed to them in the Purchase Option Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have signed this Confirmation of Closing as of the day and year first above written.

ISIS PHARMACEUTICALS, INC.

By:
	Name:	B. Lynne Parshall, J.D.
	Title:	Executive Vice President, CFO and
Secretary

SYMPHONY GENISIS HOLDINGS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its general partner

By:	Symphony GP, LLC,
its general partner

By:
	Name:	Mark Kessel
	Title:	Managing Member

APPENDIX 15

PART 2

CONFIRMATION OF TERMINATION

               , 2007

WHEREAS, Isis Pharmaceuticals, Inc. (“Isis”) and Symphony GenIsis, Inc. (“Symphony GenIsis”) are parties to the Novated and Restated Technology License Agreement dated April 7, 2006 (the “Technology License Agreement”);

WHEREAS, Isis has exercised the Purchase Option, pursuant to which Isis has purchased all of the outstanding Symphony GenIsis Equity Securities by paying the Purchase Price to Holdings; and

WHEREAS, Isis and Symphony GenIsis hereby acknowledge, confirm and agree that, notwithstanding Section 7.2, 7.3 or any other provision of the Technology License Agreement, the Technology License Agreement is terminated in full such that all of the rights, obligations and other terms of the technology License Agreement are no longer in force or effect with no survival.

Capitalized terms used, but not otherwise defined herein will have the meaning ascribed to them in the Technology License Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Confirmation of Termination as of the day and year first above written.

ISIS PHARMACEUTICALS, INC.

By:
	Name:	B. Lynne Parshall, J.D.
	Title:	Executive Vice President, CFO and
Secretary

SYMPHONY GENISIS, INC.

By:
	Name:	Stanley T. Crooke, M.D., Ph.D.
	Title:	Sole Director

APPENDIX 16

[***]

APPENDIX 17

Assignment of Isis Product Specific Patents

Isis Pharmaceuticals, Inc. conveys, assigns and transfers its entire right, title and interest in and to Isis Product Specific Patents, Research results and data from the R&D Plan that relate to the Designated Compound or Product, pursuant to Section 9.2.3(b) of the Agreement. In consideration for this Assignment, Ortho-McNeil, Inc. agrees to pay Isis’ royalties pursuant to the provisions of Table 3 of Article 6 of the Agreement. In this Assignment, all defined terms have the same definition as in the Agreement.

ISIS Pharmaceuticals, Inc.